Exhibit 10.1
Certain personally identifiable information contained in this document, marked by brackets as [***], has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

STOCK PURCHASE AGREEMENT

By and Among

PERFICIENT, INC.,

PERFICIENT UK LIMITED,

PRODUCTORA DE SOFTWARE S.A.S.,

Each of the SHAREHOLDERS

and

the REPRESENTATIVE

Dated as of June 17, 2020

9904058

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        2

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EXHIBIT LIST

EXHIBIT A  Form of Escrow Agreement

EXHIBIT B-1  Form of Stock Restriction and Non-Compete Agreement

EXHIBIT B-2  Form of Non-Compete Agreement

EXHIBIT C  Form of Transition Services Agreement

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STOCK PURCHASE AGREEMENT
        This STOCK PURCHASE AGREEMENT (the “Agreement”) dated as of June 17, 2020, is entered into by and among (a) Perficient, Inc., a corporation organized under the laws of the State of Delaware (“Parent”), (b) Perficient UK Limited, a company organized under the laws of England and Wales, identified with company number 07238536 (“Buyer”), (c) Productora de Software S.A.S., a simplified stock company organized under the laws of the Republic of Colombia and identified with Tax Identity Number (NIT) 890.923.937-6 (the “Company”), (d) each of the Shareholders (as defined below) set forth on the signature pages hereto, and (e) the individual, of legal age, set forth on the signature page hereto in his capacity as Representative (the “Representative”).
        WHEREAS, the Shareholders own all of the issued and outstanding shares of the Company Capital Stock (as defined below), free and clear of any and all Encumbrances (the “Company Shares”); and
        WHEREAS, Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to Buyer all of the Company Shares on the terms and conditions set forth herein (the “Acquisition”); and
        WHEREAS, Parent, Buyer, the Shareholders and the Company desire to make certain representations, warranties and covenants in connection with the Acquisition.
        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I.
DEFINITIONS
1.01.  Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:
“Accounting Principles” means International Financial Reporting Standards as consistently applied by the Company in the preparation of the Financial Statements.
“Accounts Receivable” means any and all accounts receivable of or amounts owing or payable to the Company, together with all completed but unbilled services related to the Company’s work in progress, all as of the Closing Date.
“Acquisition” has the meaning set forth in the Recitals.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.
        “Agreement” has the meaning set forth in the Preamble.
“Applicable Laws” means all laws, statutes, constitutions, rules, regulations, principles of common law (as set forth in final, non-appealable adjudicated decisions by courts of competent jurisdiction), resolutions, codes, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity which have jurisdiction over the Company Group or the businesses, operations or assets of the Company Group, as they may be in effect on or prior to the Closing.

“Arbitrating Accountant” has the meaning set forth in Section 2.04.
“Arbitration Rules” has the meaning set forth in Section 10.05(b).
“Backlog” means expected revenue committed under signed customer Contracts but not yet recognized as revenue under the Accounting Principles applied consistently with the Company’s past practices.
“Base EBITDA Earnout Payment” has the meaning set forth in Section 2.02(c)(i)
“Base Revenue Earnout Payment” has the meaning set forth in Section 2.02(c)(ii).
“Business Day” means a day other than Saturday or Sunday on which commercial banks are open for business in St. Louis, Missouri, United States of America, City of London, England, New York, New York, United States of America, and Bogotá, Colombia.
“Business Records” means any and all books related to the business of the Company, as well as records, files, documentation, data or information of the Company that have been or now are used in connection with such business.
“Buyer” has the meaning set forth in the Preamble.
“Buyer Carved-Out Liabilities” has the meaning set forth in Section 8.01(d).
“Buyer Indemnification Basket” has the meaning set forth in Section 8.01(c).
“Buyer Indemnified Taxes” means any and all Taxes without duplication, (a) imposed on the Company Group or for which the Company Group may be liable for any Pre-Closing Period and the portion of any Straddle Period ending on (and including) the day immediately prior to the Closing Date (determined in accordance with Section 6.02), (b) resulting from the breach of the representations and warranties set forth in Section 3.12 (determined without regard to any materiality or knowledge qualifiers) or covenants set forth in Section 6.02, (c) that are the employer’s portion of social security or other employment Taxes due as a result of any payments made to the Shareholders in their capacity as employees of the Company on or before the Closing pursuant to this Agreement, (d) the 50% portion of any Transfer Taxes for which the Shareholders are responsible pursuant to Section 6.02, (e) for which the Shareholders are liable as a result of the transactions contemplated by this Agreement and the other Transaction Documents, (f) of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the day immediately prior to the Closing Date by reason of the liability of the Company pursuant to Applicable Laws, (g) for which the Company is liable as a result of the Restructuring Transaction, (h) for which the Company is liable jointly or severally, as transferee or successor, by contract, as a result of any express or implied obligation to indemnify or pay the Tax obligations of another Person or under similar grounds, or (i) for which the Company is liable as a result of any Tax Authority examination or assessment. Notwithstanding the foregoing, “Buyer Indemnified Taxes” shall not include (x) any Tax that was included as a liability or otherwise taken into consideration in the computation of Net Working Capital as finally determined based upon the Closing Date Statement, or (y) any Tax resulting from an election under Section 338 of the Code with respect to Buyer’s purchase under this Agreement. For the avoidance of doubt, Buyer Indemnified Taxes will be calculated by allocating Transaction Tax Deductions to the Pre-Closing Period and the pre-Closing portion of any Straddle Period.

“Buyer Indemnitee” and “Buyer Indemnitees” has the meaning set forth in Section 8.01(a).
“Buyer Parties” means Parent and Buyer.
“Centre” has the meaning set forth in Section 10.05(b).
“Charter Documents” means the articles of incorporation (or equivalent) and bylaws (or equivalent), in each case as amended to date and currently in effect.
“Claim Notice” has the meaning set forth in Section 8.04(a).
“Closing” has the meaning set forth in Section 2.06(a).
“Closing Date” has the meaning set forth in Section 2.06(a).
“Closing Date Dispute Notice” has the meaning set forth in Section 2.03(b).
“Closing Date Statement” has the meaning set forth in Section 2.03(b).
“Code” means the United States Internal Revenue Code of 1986, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.
“Collateral Source” has the meaning set forth in Section 8.03(g)(ii).
“Commercially Reasonable Efforts” means the prompt, significant and diligent efforts that a prudent person desirous of achieving a result and having an incentive to and interest in achieving such result would use in similar circumstances to achieve that result as expeditiously as reasonably possible; provided, that in applying its Commercially Reasonable Efforts a party shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.
“Company” shall have the meaning set forth in the Preamble.
“Company Benefit Plan” means each Employee Benefit Plan that is currently sponsored, maintained, contributed to, or agreed to by the Company or under which the Company has any current or future obligations, other than statutory plans.
“Company Business Unit” shall mean Parent’s business unit following the Closing comprised of the business of the Company.
“Company Capital Stock” means the ordinary stock of the Company.
“Company Disclosure Schedule” has the meaning set forth in Article III.
“Company EBITDA” means the net income of the Company Business Unit calculated in accordance with Parent’s GAAP for the Earnout Period before the calculation and deduction of the following expenses during such period: (a) income tax expense (including reserves for deferred income taxes); (b) gross interest income and expense; (c) depreciation expense; and (d) amortization expense. In determining Company EBITDA: (i) Company EBITDA shall be computed without regard to “unusual and infrequent items” of gain or loss as that term is defined by Parent’s GAAP; (ii) Company EBITDA shall not include any gains, losses or profits realized from the sale of any assets in accordance with Parent’s GAAP and other than in the ordinary course of business; (iii) no deduction shall be made for any management fees or general overhead expenses (including, without limitation, shared services for software, servers, in-house IT support and equipment, general business insurance and recruiters) or other general intercompany charges, of whatever kind or nature, charged by Parent or its Affiliates to the Company Business Unit; provided, however, that the Company Business Unit shall be charged for a back office support expense equal to $100,000 and direct expenses incurred directly for the benefit of the Company Business Unit, including, without limitation, bad debt expense for uncollected Company Business Unit accounts receivable, the cost of benefits provided by Parent and its Affiliates (other than the Company) to Company Business Unit employees (provided such benefits are substantially equivalent to, and not in excess of, the benefits received by the employees of Parent or its Affiliates), the recruiting placement bonuses paid by Parent to Parent’s recruiters or fees paid by Parent to outside recruiters in connection with hiring new employees for the Company Business Unit (provided that Parent shall reasonably consult with the general manager of the Company Business Unit before retaining any such outside recruiters), the cost of any Company Business Unit marketing professionals whether or not such professionals report to Parent’s corporate marketing group (provided that Parent shall reasonably consult with the general manager of the Company Business Unit before charging the Company Business Unit for the cost of any marketing professionals outside of the Company Business Unit) and the hourly fully burdened cost of any consultants, including actual payroll costs and benefits, provided by Parent or its Affiliates to the Company Business Unit, and provided that the revenues derived from such consultants while so provided shall be allocated to the Company Business Unit, and provided further that the costs of recruiting placement bonuses and cost of any Company Business Unit marketing professionals shall not to exceed $100,000 in the aggregate; and (iv) no deduction shall be made for any Transaction Expenses arising out of this Agreement including, without limitation, legal, accounting or refinancing fees and expenses. Notwithstanding the immediately preceding sentence, in the event that any bad debt expense is incurred by the Company Business Unit during the Earnout Period, such bad debt expense will be reduced for Company EBITDA calculation purposes by the amount, if any, of the associated accounts receivable that is actually collected by Parent prior to 90 days after the end of the Earnout Period. Further, Company EBITDA shall also include net income calculated in accordance with Parent’s GAAP for the Earnout Period for services revenue resulting from services sold by the Company Business Unit but delivered by Parent outside of the Company Business Unit or by a subsidiary of Parent less the fully-burdened cost of the provision of such services revenue.
“Company Group” means the Company, its current and former subsidiaries (or subordinates) and their respective predecessors, collectively, excluding the entities (namely, SENSAS, Libera Supply Chain Finance S.A.S., OTC Factex S.A.S., Fideicomiso Holberton School Antioquia PA (Derechos Fiduciarios), PSL Technology Corporation de México S. de R.L. de C.V. and DT Technology Corporation S. de R.L. de C.V.) subject to the Restructuring Transaction.
“Company Material Adverse Effect” means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time reasonably likely to cause, result in or have) a material adverse effect on the business or financial condition of the Company; provided, however, that “Company Material Adverse Effect” shall not include any event, circumstance, condition, development or occurrence that results from (a) general economic or political conditions, (b) conditions generally affecting the industries in which the Company operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) any changes in Applicable Laws or interpretations thereof or accounting rules (including Parent’s GAAP and the Accounting Principles) or interpretation thereof; (e) the public announcement or pending nature of this Agreement and the transactions contemplated hereunder; (f) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, any natural or man-made disaster or acts of God, or any epidemic, pandemic or disease outbreak (including the novel coronavirus (COVID-19)); or (g) the Company’s compliance with the terms of this Agreement, unless, in the case of clauses (a) through (d) and (f), such event, circumstance, condition, development or occurrence materially disproportionately affects the Company relative to others in the same or similar industries.
“Company Shares” has the meaning set forth in the Recitals.
“Computer System” has the meaning set forth in Section 3.06(c).
“Confidential Information” has the meaning set forth in Section 3.20(i).
“Consents” means all consents, approvals, notices, registrations, authorizations, filings or declarations of or with third parties or Governmental Entities, in each case that are necessary to consummate or required in connection with the transactions contemplated hereby or by the other Transaction Documents.
“Consideration Spreadsheet” has the meaning set forth in Section 2.02(d).
“Continuing Employees” means each employee of the Company as of the Closing.
“Continuing Independent Contractors” means each independent contractor of the Company as of the Closing.
“Contract” means any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which the Company is a party or by which the Company, or any of its properties or assets, is bound.
“Damages” means any and all actual and incurred judgments, losses, charges, Taxes, penalties and fees, costs and expenses (including reasonable attorneys’ fees and expenses) sustained, suffered or incurred by an Indemnified Party in connection with, or related to, any matter which is the subject of the indemnification provisions hereof, including all claims, demands, suits and proceedings in connection therewith, subject to the limitations on indemnification set forth in Article VIII. “Damages” (i) shall not include any incidental, consequential, indirect, special or punitive damages, except to the extent that the same relate to a Third Party Claim that includes such damages and (ii) shall be determined net of any actual net reduction in Taxes realized by the Indemnified Party in the taxable year in which the Damages were incurred as a result of a claim, demand, suit or proceeding in connection therewith.
“Earnout Dispute Notice” has the meaning set forth in Section 2.02(c)(v).
“Earnout Payments” means collectively, the Base EBITDA Earnout Payment, the Base Revenue Earnout Payment, the Upside EBITDA Earnout Payment and the Upside Revenue Earnout Payment.
“Earnout Period” means the 12-month period beginning on the Closing Date.
“Earnout Period Revenue” means the total revenue resulting from services, recognized in accordance with Parent’s GAAP by the Company Business Unit during the Earnout Period, which, for the avoidance of doubt, does not include revenue from reimbursed expenses, product re-sale or pass-through revenue. Earnout Period Revenue shall also include revenue resulting from services sold by the Company Business Unit but delivered by Parent outside of the Company Business Unit or by a subsidiary of Parent (other than the Company).
“Earnout Statement” has the meaning set forth in Section 2.02(c)(v).
“Employee Benefit Plan” means (a) any nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan (as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act of 1974, as amended), (b) any qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) any qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in Section 3(37)(A) of the U.S. Employee Retirement Income Security Act of 1974, as amended)), (d) any Employee Welfare Benefit Plan (as defined in Section 3(1) of the U.S. Employee Retirement Income Security Act of 1974, as amended) or fringe benefit plan or program, (e) any profit sharing, bonus, stock option, stock purchase, stock appreciation rights, phantom stock plan or agreement, consulting, employment, severance or incentive plan, agreement or arrangement or (f) any plan, agreement or arrangement providing benefits related to clubs, vacation, childcare, parenting, sabbatical or sick leave that is sponsored, maintained or contributed to by the Company for the benefit of the employees, former employees, independent contractors or agents of the Company or has been so sponsored, maintained or contributed to at any time within six years prior to the Closing Date.
“Encumbrances” means any and all restrictions on or conditions to transfer or assignment, claims, liens, pledges, security interests, deeds of trust, tenancies, other possessory interests, conditional sale or other title retention agreements, factoring, purchase or similar arrangements, assessments, easements, rights of way, covenants, rights of first refusal, defects in title, encroachments, mortgages, restrictions, and other burdens, options, or encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting the Company’s assets.
“Environmental Law” means any Applicable Law relating or pertaining to the public health and safety or the environment or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including without limitation (i) the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended, (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended, (iii) the Clean Water Act, 33 U.S.C. § 1251 et seq., as amended, (iv) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended, (v) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended, (vi) the Emergency Planning and Community Right To Know Act, 15 U.S.C. § 2601 et seq., as amended, and (vii) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended.
“Escrow Account” has the meaning set forth in the Escrow Agreement.
“Escrow Agent” means U.S. Bank National Association.
“Escrow Agreement” means the Escrow Agreement to be entered into among Parent, the Representative and the Escrow Agent, substantially in the form attached as Exhibit A.
“Escrow Distribution” means the amount of any distribution out of the Escrow Account to the Shareholders.

“Escrowed Consideration” means the combination of: (a) that number of shares of Parent Common Stock equal to the quotient of $5,894,990, divided by the Parent Stock Per Share Price as of the Closing Date, rounded to the nearest whole share; and (b) an amount in cash equal to $4,735,896.
“Estimated Closing Date Balance Sheet” has the meaning set forth in Section 2.03(a).
“Estimated Net Working Capital” has the meaning set forth in Section 2.03(a).
“Estimated Statement” has the meaning set forth in Section 2.03(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expense Fund” has the meaning set forth in Section 9.02(a).
“FCPA” has the meaning set forth in Section 3.15(b).
        “Financial Statements” has the meaning set forth in Section 3.07(a).
“Fraud” has the meaning set forth in Section 8.03(d)(ii).
“Governmental Entity” means any national, state, district, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Hazardous Material” means any substance regulated or as to which liability might arise under any Environmental Law and including, without limitation: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls or radon.
“Holdback Amount” has the meaning set forth in Section 2.03(a).
“include,” “includes” and “including” have the respective meanings set forth in Section 10.02.
“Income Tax” means any U.S. federal, state, local, or non-U.S. tax based on income, including any interest, penalty, fine or addition thereto.
“Indebtedness” without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, whether owing to banks, financial institutions, on equipment leases or otherwise, (b) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased, (c) all obligations of the Company to pay rent or other payment amounts under a lease of real or Personal Property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with the Accounting Principles, (d) any outstanding reimbursement obligation of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company, (e) any payment obligation of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, (h) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents regardless if any of such are actually paid, and (i) obligations under any interest rate, currency or other hedging agreement; provided that “Indebtedness” shall not include Tax liabilities, trade payables or other current liabilities included in the Net Working Capital or expressly included in the Estimated Statement, as finally determined by the Closing Date Statement or pursuant to the procedures set forth in Section 2.03, as applicable.
“Indemnified Party” means a Person who is entitled to indemnification from a party hereto pursuant to Article VIII.
“Indemnifying Party” means a party hereto who is required to provide indemnification under Article VIII to an Indemnified Party.
“Intellectual Property” means any or all of the following and all rights in (except moral rights), arising out of or associated therewith: (a) all issued United States and non-U.S. patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, rights in technology, technical data and customer lists, all documentation relating to any of the foregoing and all rights under applicable trade secret law in any of the foregoing; (c) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (d) all rights in software; (e) all industrial designs and any registrations and applications therefor throughout the world; (f) all mask works and any registrations and applications therefor throughout the world; (g) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (h) all databases and data collections and all rights therein throughout the world; (i) all economic rights of authors and inventors, however denominated, throughout the world in any of the foregoing; and (j) any similar or equivalent intellectual property or proprietary rights to any of the foregoing anywhere in the world.
“Lease Agreements” has the meaning set forth in Section 3.18.
“Leased Real Property” has the meaning set forth in Section 3.18.
“Licensed Software” has the meaning set forth in Section 3.20(b).
“Material Contract” means any of the following:
(a)Any Contract related to, or the subject of, the Restructuring Transaction;
(b)Any Contract that requires or may require future expenditures by the Company in excess of $100,000 on an annual basis or that might result in payments to the Company in excess of $50,000 on an annual basis;

(c)Any Contract to which the Company is a party or otherwise subject that is not terminable without penalty on notice of 60 days or less;
(d)Each Lease Agreement and each Contract or other right pursuant to which the Company uses or possesses any Personal Property (other than Personal Property owned by the Company);
(e)Any Contract with the Shareholders or any director or officer of the Company, or any Affiliate of any of such Persons, including any Contract providing for the furnishing of services by, rental of Real Property or Personal Property from or otherwise requiring payments to any such Person, including any Contract related to the Restructuring Transaction;
(f)Any Contract relating to the licensing or transfer of Intellectual Property of the Company or any Third Party Intellectual Property Rights, other than those pertaining to off-the-shelf software;
(g)Any Contract containing any covenant (i) limiting the right of the Company to engage in any line of business, make use of any Intellectual Property, Third Party Intellectual Property Rights or any Confidential Information or compete with any Person in any line of business, (ii) granting any exclusive distribution or supply rights, (iii) requiring the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions, or (iv) otherwise having a material adverse effect on the right of the Company to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;
(h)Any Contract between the Company and any current or former employee, consultant or director of the Company pursuant to which benefits would vest or amounts would become payable or the terms of which would otherwise be altered by virtue of the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party (whether alone or upon the occurrence of any additional or subsequent events);
(i)Any Contract that requires a consent to a change of control, merger or an assignment, either before or after the Closing Date;
(j)Any Contract that provides for the indemnification by the Company of any Person (other than Contracts entered into with customers in the ordinary course of business) or the assumption of any Tax, environmental or other material liability of any Person;
(k)Any Contract that relates to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any Real Property (whether by merger, sale of stock, sale of assets or otherwise);
(l)Any Contract providing for or governing any Indebtedness of the Company or any Encumbrance on the assets or capital stock of the Company; or
(m)Any other Contract, or group of Contracts, the termination or breach of which would have, or would be reasonably expected to have, a Company Material Adverse Effect.
“Net Working Capital” means the amount, calculated in accordance with Parent’s GAAP, equal to (a) all cash and cash equivalents held by the Company, prepaid expense assets and Accounts Receivable net of allowance for doubtful accounts and returns of the Company, less (b) the liabilities of the Company excluding any right-of-use liability, all as reflected on the Estimated Statement, as finally determined by the Closing Date Statement or pursuant to the procedures set forth in Section 2.03, as applicable. For the avoidance of doubt, Accounts Receivable that are not collected within 120 days of the Closing Date for any reason will be deemed to be “uncollectible” and will not be included in the calculation of Net Working Capital. For purposes of finally determining Net Working Capital, the Closing Date Statement shall include as the accrued liability for employee compensation for the period from and including June 16, 2020 through and including the day immediately prior to the Closing Date an amount equal to the product of: (i) the total amount of employee compensation, including required government taxes and benefits, paid by the Company Business Unit for the June 16, 2020 to June 30, 2020 payroll period; and (ii) 9.09%.
“Net Working Capital Threshold Amount” means $4,862,694.
“Non-Control Party” has the meaning set forth in Section 8.04(b).
“Open Source Licenses” has the meaning set forth in Section 3.20(c).
“Open Source Software” has the meaning set forth in Section 3.20(c).
“Other Fraud” has the meaning set forth in Section 8.03(d)(iii).
“Other Shareholder” means a Shareholder other than the Principal Shareholder.
“Owned Software” has the meaning set forth in Section 3.20(b).
“Parent” has the meaning set forth in the Preamble.
“Parent Common Stock” means the Parent’s common stock, par value $0.001 per share.
“Parent Material Adverse Effect” means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the business or financial condition of Parent and the subsidiaries thereof, taken as a whole; provided, however, that “Parent Material Adverse Effect” shall not include any event, circumstance, condition, development or occurrence that results from (a) general economic or political conditions, (b) conditions generally affecting the industries in which Parent and the subsidiaries thereof operate; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) any changes in Applicable Laws or interpretations thereof or accounting rules (including Parent’s GAAP and the Accounting Principles) or interpretation thereof; (e) the public announcement or pending nature of this Agreement and the transactions contemplated hereunder; (f) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, any natural or man-made disaster or acts of God, or any epidemic, pandemic or disease outbreak (including the novel coronavirus (COVID-19)); or (g) the Buyer Parties’ compliance with the terms of this Agreement, unless, in the case of clauses (a) through (d) and (f), such event, circumstance, condition, development or occurrence materially disproportionately affects Parent and the subsidiaries thereof, taken as a whole, relative to others in the same or similar industries.
“Parent SEC Filings” has the meaning set forth in Section 5.07.
“Parent Stock Per Share Price” means the average closing sale price of one share of Parent Common Stock as reported on the Nasdaq Global Select Market for the 30 consecutive trading days ending on the date that is one trading day immediately preceding the applicable measurement date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“Parent’s GAAP” means United States generally accepted accounting principles as applied by Parent in the Parent SEC Filings as of the Closing Date.
“Permits” means all licenses, permits, authorizations, certificates, franchises, variances, waivers, consents and other approvals from any Governmental Entity relating to the operation of the Company’s business.
“Permitted Encumbrances” means (a) any Encumbrance for Taxes that are not yet due or payable, (b) any Encumbrance for Tax assessments and other charges or claims with respect to Taxes that are due and payable and the validity of which are being contested in good faith by appropriate proceedings (as described on Schedule 3.12) and for which adequate reserves have been established by the Company in accordance with the Accounting Principles, (c) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Company’s business, (d) mechanics’ and materialmen’s liens incurred in the ordinary course of business, (e) statutory liens of landlords’ and workmen’s, repairmen’s, warehousemen’s and carriers’ liens and other similar Encumbrances arising in the ordinary course of business, (f) requirements incurred or other Encumbrances relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security, and other similar statutory requirements, (g) Encumbrances constituted by the terms of any Material Contract, (h) Encumbrances, deposits or pledges to secure the performance of bids, tenders, Contracts (other than Contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business, (i) judgment and other similar Encumbrances arising in connection with court proceedings, provided the execution or other enforcement of such Encumbrance is effectively stayed and the claim secured thereby is being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Company in accordance with the Accounting Principles, or (j) easements, rights-of-way, zoning ordinances, restrictions and other similar Encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Company of its assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.
“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.
“Personal Property” means all of the machinery, equipment, computer hardware, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventories, supplies, plant, spare parts, and other tangible personal property that is owned or leased by the Company and which are used or held for use in its business or operations as of the Closing Date.
“Pre-Closing Period” means any taxable period that ends before the Closing Date.
“Pre-Closing Tax Returns” has the meaning set forth in Section 6.02(a).
“Principal” means the Person listed on Schedule 1.1(a) hereto.
“Principal Shareholder” means the Persons listed in Schedule 1.1(b) hereto.

“Pro Forma Financial Statements” means profit and loss statements for the Company prepared on a pro forma basis, adjusted to exclude the Restructured Business, for the year ended December 31, 2019 and the four months ended April 30, 2020, each as included in Schedule 6.14.
“Real Property” means all land, buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges, and appurtenances pertaining or belonging thereto, that are owned or leased by the Company and which are used or held for use in its business or operations as of the Closing Date.
“Related Party Transactions” has the meaning set forth in Section 3.21.
“Representative” has the meaning set forth in the Preamble. For all purposes related to Other Shareholders, the Representative acts as their agent (mandatario).
“Restrictive Agreements” means: (a) the Stock Restriction and Non-Compete Agreement, to be entered into by Parent and the Principal Shareholder, substantially in the form attached hereto as Exhibit B-1; and (b) the Non-Compete Agreement, to be entered into by Parent and the Person set forth on Schedule 1.1(d) hereto, substantially in the form attached hereto as Exhibit B-2.
“Restructured Business” means all assets and liabilities formerly of the Company and used to offer and distribute proprietary enterprise resource planning software, whether hosted, on premise, or in the cloud and any customization services reasonably related to such software.
“Restructuring Transaction” means the transfer by the Company to an Affiliate or other third party of: (a) the Restructured Business; and (b) all of the outstanding capital stock or ownership interests of Libera Supply Chain Finance S.A.S., OTC Factex S.A.S., Fideicomiso Holberton School Antioquia PA (Derechos Fiduciarios), PSL Technology Corporation de México S. de R.L. de C.V. and DT Technology Corporation S. de R.L. de C.V., in a transaction or series of transactions. For the avoidance of doubt, the Restructuring Transaction shall not be considered a transaction contemplated by this Agreement and the other Transaction Documents.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller Parties” means the Company and the Shareholders, and excludes the Representative.
“SENSAS” means Soluciones Empresariales en la Nube S.A.S., a simplified stock company organized under the laws of the Republic of Colombia and identified with Tax Identity number (NIT) 901361537-1.
“Shareholder Carved-Out Liabilities” has the meaning set forth in Section 8.01(c).
“Shareholder Indemnification Basket” has the meaning set forth in Section 8.01(d).
“Shareholder Indemnitee” or “Shareholder Indemnitees” has the meaning set forth in Section 8.01(d).
“Shareholder Percentage” means, with respect to each Shareholder, the applicable percentage set forth on the Consideration Spreadsheet under the heading “Shareholder Percentage.”

“Shareholders” means the holders of all outstanding Company Capital Stock, as listed on Schedule 3.02(a).
“Software” has the meaning set forth in Section 3.20(b).
“Straddle Period” means any taxable period that begins before the Closing Date and ends on or after the Closing Date.
“Tax” and “Taxes” means (a) all taxes that are measured by net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, earnings, net worth, unemployment insurance, Social Security, excise, severance, transfer, value added, documentary, mortgage, registration, stamp, occupation, real or personal property, environmental, premium, property, windfall profits, customs, duties and other taxes, fees, levies, assessments or charges of any kind whatsoever, together with any interest, penalties, fines and other additions with respect thereto, imposed by any U.S. federal, national, territorial, state, district, municipal, local or non-U.S. government; and (b) any penalties, interest, fines or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return in any jurisdiction; and the term “Tax” shall mean any one of the foregoing Taxes (including, without limitation, any obligation in connection with a duty to collect, withhold or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis or any liability as a transferee).
“Tax Authority” means any entity, body, instrumentality, division, bureau or department of any U.S. federal, national, district, state, municipal, local or any non-U.S. Governmental Entity, or any agent thereof (third party or otherwise), legally authorized to assess, lien, levy or otherwise collect, litigate or administer Taxes.
“Tax Proceeding” has the meaning set forth in Section 6.02(d).
“Tax Refund” has the meaning set forth in Section 6.02(f).
“Tax Returns” means collectively but without limitation, all reports, declarations, filings, questionnaires, estimates, returns, information statements, notices, computations, elections, claims, disclaimers, registrations and similar documents relating to, or required to be filed under Applicable Laws in any jurisdiction in respect of any Taxes, including, without limitation, any amendments thereof; and the term “Tax Return” means any one of the foregoing Tax Returns.
“Third Party Claim” means any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.
“Third Party Intellectual Property Rights” has the meaning set forth in Section 3.20(d).
“to the knowledge of the Company” has the meaning set forth in Article III.
        “Total Cash Consideration” means the amount in cash equal to $64,977,585, subject to adjustment pursuant to Section 2.03, paid to the Shareholders pursuant to Section 2.02(a).

“Total Consideration” means the sum of: (a) the Total Cash Consideration; (b) the portion of the Escrowed Consideration payable in shares of Parent Common Stock to the Principal Shareholder; and (c) the portion of the Earnout Payments payable to the Shareholders.
“Transaction Documents” means this Agreement, the Escrow Agreement, the Restrictive Agreements and the Transition Services Agreement.
“Transaction Expenses” means the third party fees and expenses incurred by or on behalf of the Company in connection with the drafting, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein (but, for the avoidance of doubt, not to include any fees and expenses incurred by or on behalf of the Buyer Parties or any of their respective Affiliates) as determined immediately prior to the Closing, including the one-half of the Escrow Agent’s fees for which the Shareholders are responsible.
“Transaction Tax Deductions” means all deductions which the Buyer, the Company or any Affiliate thereof is entitled under Applicable Law to take on or before the Closing Date as a result of the payment of any Transaction Expenses, any Indebtedness repaid at Closing and any transaction, stay or sale bonuses, change in control payments, severance payments or retention payments paid or accrued in connection with the transactions contemplated by this Agreement.
“Transfer Taxes” has the meaning set forth in Section 6.02(g).
“Transition Services Agreement” means the Transition Services Agreement, to be entered into by the Company and SENSAS, substantially in the form attached hereto as Exhibit C.
“Upside EBITDA Earnout Payment” has the meaning set forth in Section 2.02(c)(iii).
“Upside Revenue Earnout Payment” has the meaning set forth in Section 2.02(c)(iv).
“Workers’ Compensation Acts” means Applicable Laws that provide for awards to employees and their dependents for employment-related accidents and diseases.
“$” means U.S. dollars.
ARTICLE II.
SALE AND PURCHASE OF STOCK
2.01.  Agreement to Sell and Buy
. Subject to the terms and conditions set forth in this Agreement, each Shareholder shall sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer shall purchase on the Closing Date, all of such Shareholder’s right, title and interest in and to all of his, her or its Company Shares, free and clear of all Encumbrances, against receipt by such Shareholder of his, her or its pro rata portion of the Total Consideration pursuant to Section 2.02.
2.02. Payment of Consideration
.
(a)In consideration of the sale, assignment, transfer and deliverance of each Shareholders’ right, title and interest in and to all of his, her or its Company Shares, free and clear of all

Encumbrances, Buyer shall pay (or shall procure the payment by Parent on its behalf) to the Shareholders the Total Consideration as follows:
(i)Principal Shareholder Consideration. At the Closing, Buyer shall deliver (or shall procure the delivery by Parent on its behalf) or cause to be delivered to the Representative for further distribution to the Principal Shareholder: (A) cash in an amount equal to the portion of the Total Cash Consideration set forth next to the Principal Shareholder’s name on the Consideration Spreadsheet (subject to adjustment as set forth in Section 2.03), less the Principal Shareholder’s pro rata share of the Holdback (if any), less the Principal Shareholder’s pro rata share of the Expense Fund; and (B) the number of shares of Parent Common Stock with respect to the Escrowed Consideration, which shall be delivered on behalf of the Principal Shareholder to the Escrow Agent in accordance with Section 2.02(a)(iii).
(ii)Other Shareholder Consideration. At the Closing, Buyer shall deliver (or shall procure the delivery by Parent on its behalf) or cause to be delivered to the Representative for further distribution to each Other Shareholder: (A) cash in an amount equal to the aggregate portion of the Total Cash Consideration set forth next to the Other Shareholders’ names on the Consideration Spreadsheet (subject to adjustment as set forth in Section 2.03), less the Other Shareholders’ pro rata share of the Holdback (if any), less the Other Shareholders’ pro rata share of the Expense Fund, less the Other Shareholders’ cash with respect to the Escrowed Consideration; and (B) cash with respect to the Escrowed Consideration, which shall be delivered on behalf of the Other Shareholders to the Escrow Agent in accordance with Section 2.02(a)(iii). Upon delivery of such consideration to the Representative, the Buyer Parties shall have no further obligation to any Other Shareholder with respect to the Total Cash Consideration.
(iii)Escrowed Consideration. Buyer shall deposit (or shall procure the deposit by Parent) or cause to be deposited with the Escrow Agent the Escrowed Consideration payable to the Shareholders, including certificates representing the portion of the Escrowed Consideration payable to the Principal Shareholder pursuant to Section 2.02(a)(i)(B).
(iv)Expense Fund. Buyer shall deliver (or shall procure the delivery by Parent) or cause to be delivered to the Representative cash equal to the Expense Fund for the purposes described in Section 9.02(a).
(v)Net Working Capital Adjustment. The Total Cash Consideration paid will be adjusted as set forth in Section 2.03.
(vi)Earnout Payments. The portion of the Earnout Payments, if any, payable to the Shareholders shall be paid in accordance with Section 2.02(c).
(b)Escrowed Consideration. The Escrowed Consideration shall be held by the Escrow Agent for the term provided for in the Escrow Agreement, released in accordance with Section 8.03(i) and used solely to satisfy Damages, if any, for which the Buyer Indemnitees are entitled to indemnification pursuant to Article VIII, including any payment obligations set forth in Section 2.03, or as provided in the Escrow Agreement. The Shareholders’ interest in, and distributions from, the Escrow Account shall be determined and made pursuant to, such Shareholder’s applicable Shareholder Percentage. One-half of all Escrow Agent fees and expenses will be paid by the Buyer Parties and one-half will be paid by the Representative on behalf of the Shareholders in accordance with the Escrow Agreement.

(c)Earnout Payments.
(i)Base EBITDA Earnout Payment. Buyer shall pay (or shall procure the payment by Parent) to the Shareholders as part of the Total Consideration the amount, if any, equal to the product of (A) 13.1250, multiplied by (B) the amount by which Company EBITDA for the Earnout Period exceeds $8,722,778 (such payment amount, as limited by the immediately following sentence, the “Base EBITDA Earnout Payment”). The maximum amount to be paid by the Buyer Parties to the Shareholders under the Base EBITDA Earnout shall be $11,448,646.
(ii)Base Revenue Earnout Payment. Buyer shall pay (or shall procure the payment by Parent) to the Shareholders as part of the Total Consideration the amount, if any, equal to the product of (A) 1.5188, multiplied by (B) the amount by which the Earnout Period Revenue exceeds $32,306,587 (such payment amount, as limited by the immediately following sentence, the “Base Revenue Earnout Payment”). The maximum amount to be paid by the Buyer Parties to the Shareholders under the Base Revenue Earnout shall be $4,906,563.
(iii)Upside EBITDA Earnout Payment. Buyer shall pay (or shall procure the payment by Parent) to the Shareholders as part of the Total Consideration the amount, if any, equal to the product of (A) 4.6648, multiplied by (B) the amount by which Company EBITDA for the Earnout Period exceeds $9,595,056 (such payment amount, as limited by the immediately following sentence, the “Upside EBITDA Earnout Payment”). The maximum amount to be paid by the Buyer Parties to the Shareholders under the Upside EBITDA Earnout shall be $4,068,985.
(iv)Upside Revenue Earnout Payment. Buyer shall pay (or shall procure the payment by Parent) to the Shareholders as part of the Total Consideration the amount, if any, equal to the product of (A) 0.5398, multiplied by (B) the amount by which the Earnout Period Revenue exceeds $35,537,246 (such payment amount, as limited by the immediately following sentence, the “Upside Revenue Earnout Payment”). The maximum amount to be paid by the Buyer Parties to the Shareholders under the Upside Revenue Earnout shall be $1,743,851.
(v)Earnout Payment Calculation Procedure. As soon as practicable, but in no event later than 90 days following the end of the Earnout Period, Parent will prepare and deliver to the Representative a calculation and statement of the Earnout Payments (the “Earnout Statement”). Parent will prepare the Earnout Statement in good faith and amounts included on the Earnout Statement shall be determined in accordance with Parent’s GAAP. Parent will furnish the Representative with the Earnout Statement and such supporting or back-up schedules and documentation as may be reasonably necessary to confirm such calculations. The Representative agrees to cooperate with Parent in the preparation of the Earnout Statement, including providing Parent with supporting or back-up schedules and documentation reasonably requested by Parent. After delivery of the Earnout Statement, the Representative shall be granted reasonable access by Parent to the books and records of Parent for purposes of verifying the accuracy of the Earnout Statement. The Representative may submit to Parent, not later than 60 days from the receipt of an Earnout Statement from Parent, a list of any components of the Earnout Statement with which the Representative disagrees, if any (an “Earnout Dispute Notice”), in which case the disagreement shall be resolved pursuant to the procedures set forth in Section 2.04. If the Representative does not issue an Earnout Dispute Notice prior to such date, the Earnout Statement, as supplied to the Representative, shall be deemed to have been accepted and agreed to by Representative, and shall be final and binding on the Shareholders.

(vi)Earnout Payment Procedure. Within 10 days after final determination of the Earnout Payments and subject to Section 2.02(c)(viii) below, Buyer shall pay (or shall procure the payment by Parent) to the Representative on behalf of the Shareholders the Earnout Payments for further distribution by the Representative to the Shareholders in accordance with the Shareholder Percentages. Such payment shall be in cash by wire transfer of immediately available funds in accordance with the wiring instructions provided to the Buyer Parties by the Representative.
(vii)Company Business Unit Operation. During the Earnout Period, the Buyer Parties shall cause the Company Business Unit to be operated as a separate operating unit from Parent’s other operations, and separate books and records will be kept and maintained for the Company Business Unit. Parent shall provide, or cause to be provided, adequate funding so that the Company Business Unit has sufficient working capital in order to conduct its business operations in the ordinary course of business. During the Earnout Period, Parent shall: (A) not sell, lease or otherwise dispose of any material portion of the Company’s Intellectual Property outside of the ordinary course of business; and (B) reasonably consult with Principal prior to causing the Company Business Unit to cease using the Company’s PSL trademark/service mark.
(viii)Earnout Payment Offset. If, at the time the Buyer Parties are required to pay the Earnout Payments, if any, a Buyer Party has asserted a written claim for indemnification pursuant to Article VIII, the Buyer Parties shall be entitled to withhold payment of and offset against payment of the Earnout Payments, the Buyer Parties’ good faith estimate of the aggregate unpaid amount of such claim, such offset to be applied against the full amount of such Buyer Party’s claim until resolved by the parties. The right of offset is subject to Section 8.03(c) and cumulative to any other rights or remedies the Buyer Parties may have pursuant to Article VIII. Once the claim for indemnification for which the withheld payment relates has been finally resolved by the parties, within 10 days Buyer shall pay (or shall procure the payment by Parent) to the Representative on behalf of the Shareholders any Earnout withheld in excess of such resolved claim plus interest at the rate of 5% per annum from the date the Earnout Payments were due for further distribution by the Representative to the Shareholders in accordance with the Shareholder Percentages. Such payment shall be in cash by wire transfer of immediately available funds in accordance with the wiring instructions provided to the Buyer Parties by the Representative.
(ix)Good Faith and Fair Dealing. Each party hereto agrees that it shall, with respect to all matters related to the Earnout Payments, including the conduct of the business of the Company Business Unit, act in good faith and the spirit of fair dealing.
(x)Assumption. In the event that, during the Earnout Period, the Parent sells, or otherwise transfers the Company or Company Business Unit (whether directly or by merger, consolidation, exchange or sale (of all or a substantial portion) of assets or equity or otherwise), then the Parent shall use Commercially Reasonable Efforts to cause the Person acquiring the Company or Company Business Unit to assume the Buyer Parties’ obligations hereunder that relate specifically to the Earnout Payments (including under this Section 2.02(c)) as necessary to preserve the original intent hereof and to maintain the Shareholders’ ability to potentially earn the Earnout Payments, failing which, Buyer shall remain obligated to the Shareholders with respect to the Earnout Payments in all respects.
(xi)Survival. The terms, conditions and provisions of this Section 2.02(c) shall expressly survive the Closing.
(d)Consideration Spreadsheet. Prior to the Closing Date, the Company shall prepare and deliver to the Buyer Parties a spreadsheet (the “Consideration Spreadsheet”), certified by the

President of the Company, which shall set forth, as of the Closing Date, the following: (i) the name of the Principal Shareholder and each Other Shareholder and the number of shares of Company Capital Stock held by each such Shareholder; (ii) the allocation of the Total Consideration among the Shareholders, including the detail of the allocations among the components of the Total Consideration to which such Shareholder is entitled, as applicable; (iii) each Shareholder’s Shareholder Percentage; and (iv) the name of each Person to receive a payment (including Transaction Expenses, the Escrowed Consideration and the Expense Fund) at the Closing, the amount payable to each such Person, and wire instructions for each such Person. The parties agree that the Buyer Parties shall be entitled to rely on the Consideration Spreadsheet in making payments under Article II and the Buyer Parties shall not be responsible for the calculations or the determinations regarding such calculations in such Consideration Spreadsheet.
(e)Withholding. Each Buyer Party shall be entitled to deduct and withhold from the consideration otherwise payable to the Shareholders pursuant to this Agreement any amounts required to be deducted and withheld by it under any provision of Applicable Laws; provided that prior to any such deduction or withholding, Buyer Party shall give any such Shareholder notice of its intention to deduct or withhold and provide reasonable cooperation to such Shareholder in minimizing or eliminating such deduction or withholding. If any Buyer Party so withholds amounts, such amount will be paid to the applicable Tax Authority on behalf of any such Shareholder, and such amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder from whom such deduction or withholding and payment to a Tax Authority was made.
2.03. Working Capital Determination
.
(a)Prior to the Closing Date, the Company shall prepare and deliver to the Buyer Parties (i) an estimated balance sheet of the Company as of the close of business on the day immediately prior to the Closing Date, together with supporting or back-up schedules and documentation reasonably requested by Parent (the “Estimated Closing Date Balance Sheet”) and (ii) a calculation and statement of its estimated Net Working Capital as of the close of business on the day immediately prior to the Closing Date calculated from the Estimated Closing Date Balance Sheet (the “Estimated Statement”). The Company shall prepare the Estimated Closing Date Balance Sheet and Estimated Statement in good faith and all assets, liabilities and other amounts included on the Estimated Closing Date Balance Sheet and Estimated Statement shall be determined in accordance with Parent’s GAAP subject to Parent’s good faith review and reasonable satisfaction. If the Net Working Capital set forth on the Estimated Statement (the “Estimated Net Working Capital”) is less than the Net Working Capital Threshold Amount, then the Total Cash Consideration will be reduced by the amount of such deficiency. If the Estimated Net Working Capital is more than the Net Working Capital Threshold Amount, then the Total Cash Consideration will be increased by the amount of such excess, provided that such excess amount (the “Holdback Amount”) shall be held back by the Buyer Parties until such time as the Net Working Capital is finally determined based upon the Closing Date Statement or pursuant to the procedures set forth in Section 2.04 below. Any adjustment pursuant to this Section 2.03 shall adjust the consideration received by each Shareholder pro rata by its respective Shareholder Percentage multiplied by the total adjustment amount, subject to Section 2.03(c).
(b)As soon as practicable, but in no event later than 120 days following the Closing Date, Parent will prepare and deliver to the Representative a calculation and statement of the Net Working Capital as of the close of business on the day immediately prior to the Closing Date (the “Closing Date Statement”). Parent will prepare the Closing Date Statement in good faith and all assets, liabilities and other amounts included on the Closing Date Statement shall be determined in accordance with Parent’s

GAAP. To the extent the Closing Date Statement varies from the Estimated Statement, Parent will furnish the Representative with the Closing Date Statement such supporting or back-up schedules and documentation as may be reasonably necessary to confirm such variances. The Representative agrees to reasonably cooperate with Parent in Parent’s preparation of the Closing Date Statement, including providing Parent with supporting or back-up schedules and documentation reasonably requested by Parent. After delivery of the Closing Date Statement, the Representative shall be granted reasonable access by the Buyer Parties to the books and records of the Buyer Parties for purposes of verifying the accuracy of the calculation and statement of Net Working Capital in the Closing Date Statement. The Representative may submit to Parent, not later than 60 days from the receipt of the Closing Date Statement from Parent, a list of any components of the Closing Date Statement with which the Representative disagrees, if any (a “Closing Date Dispute Notice”), in which case the disagreement shall be resolved pursuant to the procedures set forth in Section 2.04. If the Representative does not issue a Closing Date Dispute Notice on or prior to such date, the Closing Date Statement, as supplied to the Representative, shall be deemed to have been accepted and agreed to by, and shall be final and binding on, the parties to this Agreement.
(c)If the Net Working Capital, as finally determined based upon the Closing Date Statement or pursuant to the procedures set forth in Section 2.04, as applicable, is less than the Estimated Net Working Capital, then the amount of such deficiency shall be released promptly from the Holdback Amount, if any, and paid to Buyer (or if it shall direct, to Parent). If the amount of such deficiency owed to Buyer is less than the Holdback Amount, the remaining balance of the Holdback Amount shall be distributed to the Representative within 10 days after the final determination of the Net Working Capital on behalf of the Shareholders for further distribution by the Representative to the Shareholders in accordance with the Shareholder Percentages. Any such payment to the Representative on behalf of the Shareholders shall be in cash by wire transfer of immediately available funds in accordance with wire transfer instructions provided to the Buyer Parties by the Representative. In the event that the Holdback Amount, if any, is insufficient to satisfy the amount of such deficiency, the Representative on behalf of the Shareholders shall immediately tender to Buyer (or if it shall direct, to Parent), in cash, an amount equal to such deficiency or the Buyer Parties may elect, in their sole discretion, to claim any remaining deficiency as Damages pursuant to Article VIII. The Representative covenants and agrees to jointly instruct the Escrow Agent in writing as soon as reasonably practicable after the final determination of the Net Working Capital to make any disbursement required by this Section 2.03.
(d)If the Net Working Capital, as finally determined based upon the Closing Date Statement or pursuant to the procedures set forth in Section 2.04, as applicable, is greater than the Estimated Net Working Capital, then Buyer shall (or shall procure that Parent shall) pay the Holdback Amount, if any, and the Total Cash Consideration will be further increased by the amount, if any, by which (i) the Net Working Capital less the Estimated Net Working Capital exceeds (ii) the Holdback Amount, and Buyer shall (or shall procure that Parent shall) promptly pay the Holdback Amount and such excess, if any, to the Representative on behalf of the Shareholders for further distribution by the Representative to the Shareholders in accordance with the Shareholder Percentages. Such payment shall be within 10 days after the final determination of the Net Working Capital in cash by wire transfer of immediately available funds in accordance with wire transfer instructions provided to the Buyer Parties by the Representative.
(e)Notwithstanding anything in this Section 2.03 to the contrary, if, at the time Buyer is required to release, or procure the release of, the Holdback Amount, a Buyer Party has asserted a written claim for indemnification pursuant to Article VIII, Buyer shall be entitled to (or procure that Parent shall be entitled to) withhold payment of and offset against payment of the Holdback Amount, the

Buyer Parties’ good faith estimate of the aggregate unpaid amount of such claim, such offset to be applied against the full amount of such Buyer Party’s claim until resolved by the parties. The right of offset is subject to Section 8.03(c) and cumulative to any other rights or remedies the Buyer Parties may have pursuant to Article VIII. Once the claim for indemnification for which the withheld payment relates has been resolved by the parties, within 10 days Buyer shall promptly pay (or procure that Parent shall promptly pay) to the Representative on behalf of the Shareholders any portion of the Holdback Amount withheld in excess of such resolved claim plus interest at the rate of 5% per annum from the date the Holdback Amount was due for further distribution by the Representative to the Shareholders in accordance with the Shareholder Percentages. Such payment shall be in cash by wire transfer of immediately available funds in accordance with the wiring instructions provided to the Buyer Parties by the Representative.
2.04. Dispute Resolution
. In the event a Closing Date Dispute Notice or an Earnout Dispute Notice, as the case may be, is timely delivered to Parent by the Representative, Parent and the Representative shall negotiate thereafter for a period of up to 30 days in good faith to resolve any items of dispute. If, at the end of such period, Parent and the Representative do not resolve such items of dispute, Parent and the Representative shall promptly, but in any event, within ten days retain Ernst & Young LLP or other nationally recognized firm of certified public accounts mutually agreeable by Parent and the Representative (the “Arbitrating Accountant”). The Arbitrating Accountant shall have access to all documents, records and work papers reasonably necessary to perform its function. The determination by the Arbitrating Accountant applying the procedures described herein shall be final, binding, and conclusive on the parties hereto, absent fraud or manifest error and judgment may be entered thereon in a court of competent jurisdiction. Parent and the Representative shall use Commercially Reasonable Efforts to cause the Arbitrating Accountant to make its determination within 30 days of its engagement, and the Buyer Parties, the Company, the Representative, the Shareholders and their respective employees or agents will cooperate with the Arbitrating Accountant during its engagement. Parent and Representative shall instruct the Arbitrating Accountant to consider only those items and amounts in the Closing Statement that are set forth in the Closing Date Dispute Notice or the Earnout Dispute Notice, as the case may be, which Parent and Representative are unable to resolve. Parent and Representative shall each submit a binder to the Arbitrating Accountant and the other party promptly (and in any event within 30 days after the Arbitrating Accountant’s engagement), which binder shall contain such party’s computation of the disputed items (calculated in accordance with Parent’s GAAP) and information, arguments and support for such party’s position. The Arbitrating Accountant shall review such binders and base its determination solely on them in accordance with Parent’s GAAP and in accordance with the definition of applicable components and methodologies of the Net Working Capital or Earnout Payments set forth herein, as the case may be. In resolving any disputed item, the Arbitrating Accountant may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. All communications between a party and the Arbitrating Accountant shall be in writing and shall be transmitted to the other party at the same time they are transmitted to the Arbitrating Accountant and neither Parent nor Representative shall have ex parte communications with the Arbitrating Accountant regarding the subject of the parties’ dispute. The fees, costs and expenses of the Arbitrating Accountant shall be shared by Parent and the Representative as follows: of the aggregate amount in dispute, if the Arbitrating Accountant adopts Parent’s position absolutely, the Representative on behalf of the Shareholders shall pay all such fees, costs and expenses, and if the Arbitrating Accountant adopts the Representative’s position absolutely, then the Buyer Parties shall pay all such fees, costs and expenses. If the Arbitrating Accountant adopts a compromise between the two positions, then the Buyer Parties, on the one hand, and the Representative, on the other hand and on behalf of the Shareholders, shall share the fees, costs and expenses in inverse proportion to the relative success of each party, with the more successful party bearing a proportionately smaller share of the fees, costs and expenses. Each of Parent, on the one hand, and the Shareholders, on the other hand, shall be responsible for their own respective costs and expenses; provided that the parties agree that the Arbitrating Accountant shall have the authority to require that a party pay a greater share of such fees, costs and expenses if the Arbitrating Accountant determines that the dispute was frivolous or brought in bad faith. Any fees, costs and expenses payable by Shareholders shall be paid from the Representative’s Expense Fund, to the extent available.
2.05. Fractional Shares
. In lieu of fractional shares of Parent Common Stock, Parent shall deliver or cause to be delivered to the Principal Shareholder at the time Parent delivers any shares of Parent Common Stock, cash in an amount equal to any fractional share of Parent Common Stock, if any, deliverable to the Principal Shareholder multiplied by the Parent Stock Per Share Price as of the payment date.
2.06. The Closing
.
(a)Time and Location. Subject to the terms and conditions in this Agreement, the closing of the Acquisition (the “Closing”) shall take place remotely via the exchange of documents and signatures and the electronic transfer of funds on the date hereof (the “Closing Date”). For purposes of this Agreement, the Closing shall be deemed to occur at 12:01 a.m. U.S. Eastern Time on the Closing Date, such that Buyer owns the Company Shares for the full Business Day of the Closing Date.
(b)Closing Deliveries of the Buyer Parties. At the Closing, the relevant Buyer Party shall deliver the Escrowed Consideration to the Escrow Agent and shall deliver or cause to be delivered to the applicable Seller Party or Representative, as applicable, all of the following:
(i)the payment of the Total Consideration to be paid at Closing as provided in Section 2.02(a);
(ii)the Escrow Agreement, executed by Parent and the Escrow Agent;
(iii)each Restrictive Agreement, executed by Parent;
(iv)the Transition Services Agreement, executed by the Company; and
(v)without limitation by specific enumeration of the foregoing, all other agreements, documents, instruments, certificates, or other items reasonably required to be delivered by a Buyer Party under this Agreement.
(c)Closing Deliveries of the Seller Parties. At the Closing, the Seller Parties shall deliver or cause to be delivered to the Buyer Parties all of the following:
(i)stock certificates evidencing the Company Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank by each Shareholder;
(ii)the Escrow Agreement, executed by the Representative;
(iii)each Restrictive Agreement, executed by the parties thereto (other than Parent);

(iv)the Transition Services Agreement, executed by SENSAS;
(v)[intentionally omitted];
(vi)resignations of each officer, director and fiscal auditor of the Company;
(vii)a certificate of an authorized officer of the Company certifying the Company’s Charter Documents and minutes of the approvals of the Company shareholders of the execution, delivery and performance of this Agreement and the Transaction Documents, and that all such approvals are in full force and effect;
(viii)a certificate of good standing (i.e. certificate of existence and legal representation) for the Company from the Chamber of Commerce, dated no more than ten days prior to the Closing Date;
(ix)evidence of the payment of all Indebtedness as of the Closing Date and lien releases, payoff letters and lien termination statements as may be necessary to evidence the release and termination of all Encumbrances (other than Permitted Encumbrances) on any of the properties or assets of the Company; and
(x)without limitation by specific enumeration of the foregoing, all other agreements, documents, instruments, certificates, or other items reasonably required to be delivered by the Company and/or the Shareholders under this Agreement.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer Parties that the statements contained below are true and correct as of the date hereof, except as set forth in the disclosure schedule (the “Company Disclosure Schedule”) delivered to the Buyer Parties, on the date hereof. The disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Article III where it should be reasonably apparent that such disclosure relates to other such sections and subsections. When used herein, the term “to the knowledge of the Company” or words of comparable import, means facts or circumstances (a) within the actual knowledge of the Persons listed in Schedule 1.1(c) after having conducted a commercially reasonable inquiry, or (b) which should reasonably be expected to be known or otherwise discovered by such individuals during the performance of their ordinary duties.
3.01. Organization; Qualification
. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Colombia and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of the Company’s business and operations or the character or location of the properties and assets owned by it and used in the Company’s business and operations makes such qualification necessary, which jurisdictions are listed on Schedule 3.01 and such jurisdictions are the only jurisdictions in which the nature of its business or operations or the ownership or leasing of its properties and assets makes qualification necessary, except where failure to be so qualified would not reasonably be expected to have a Company Material Adverse

Effect. The Company has delivered to the Buyer Parties true and complete copies of the Company’s Charter Documents. The Company is not in violation of any of the provisions of the Charter Documents. The Company is solvent and able to pay its debts when they become due to be paid. Except as set forth on Schedule 3.01, the Company does not currently own, hold or have, and for the last ten years has not owned, held or had, directly or indirectly, any interest in any capital stock or other equity interests, or rights or obligation to acquire capital stock or other equity interests of any other Person. The Company is not, nor has it agreed to become, a member of any partnership (incorporated or unincorporated) or any unincorporated association, joint venture or consortium. Except as set forth on Schedule 3.01, there are no outstanding powers of attorney executed by or on behalf of the Company.
3.020.  Capital Structure
.
(a)Capital Stock.
(i)As of the date hereof, the authorized capital stock of the Company consists of 2,000,000 shares of Company Capital Stock.
(ii)At the date hereof, there are 2,000,000 Company Shares, all of which are owned by the Shareholders and in the amounts as set forth on Schedule 3.02(a), and there are no other issued or outstanding shares of capital stock of the Company. All of the Company Shares are held beneficially and of record by the Shareholders set forth on Schedule 3.02(a) free and clear of all Encumbrances. All of the Company Shares have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights. All of the Company Shares have been issued in compliance with all Applicable Laws.

(b)Agreements. There are no outstanding securities convertible into or exchangeable or exercisable for Company Capital Stock or other equity interests or ownership interest of the Company, or options, warrants or other rights to acquire capital stock or other equity interest or ownership interests in the Company. The Company Capital Stock is not subject to any voting trust agreement or any other Contract relating to the acquisition (including rights of first refusal or preemptive rights), registration under any Applicable Laws, voting, dividend rights or disposition. Other than the Shareholders, no other Person shall have any claim to or interest in any of the Total Consideration paid by the Buyer Parties hereunder.
3.03. Authority and Due Execution
.
(a)Authority. The Company has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated in this Agreement and the other Transaction Documents to which the Company is a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party or to consummate the transactions contemplated hereby or thereby.

(b)Due Execution. This Agreement and each other Transaction Document to which the Company is a party have been duly and validly executed and delivered by the Company and, assuming due execution and delivery by the Buyer Parties and any other party hereto and thereto (other than the Company), this Agreement and each other Transaction Document to which the Company is a party, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all Applicable Laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.04. Non-Contravention; Consents
.
(a)Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party do not, and the performance of this Agreement and the other Transaction Documents by the Company will not (i) conflict with or violate the Charter Documents of the Company, (ii) conflict with or violate any Applicable Laws, or (iii) result in any breach or violation of or constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, alter the rights or obligations of any third party under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any asset of the Company pursuant to any Material Contract to which the Company is a party or otherwise subject, except as set forth in Schedule 3.04(b).
(b)Consents. Except as set forth on Schedule 3.04(b), no Consent is required to be obtained under any Material Contract in connection with the execution, delivery or performance by the Company of this Agreement or any other Transaction Document by the Company or the consummation of the transactions contemplated hereby and thereby.
3.05. Material Contracts
.
(a)Schedule 3.05(a) sets forth a list of all Material Contracts, including the name of the parties thereto, the date of each such Material Contract and each amendment thereto. (i) Each Material Contract is legal, valid and binding upon the Company and, to the knowledge of the Company, on the other parties thereto and in full force and effect, (ii) the Company has performed all material obligations required to be performed by it to date and is entitled to all material benefits under each such Material Contract, (iii) the Company is not, and to the knowledge of the Company, no other party is in breach or default in any material respect under any Material Contract, (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material breach or default of the Company under any Material Contract, (v) the Company has not received written notice within the past 12 months that any party to an Material Contract intends to terminate such Material Contract, and (vi) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party will not give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. The Company has provided to the Buyer Parties true and complete copies of all Material Contracts including all amendments, terminations and modifications thereof.

(b)No Material Contract: (i) was entered into on the basis that the Company constituted, or asserted that it is, was or will be, a minority business, a disadvantaged business enterprise, or a woman-owned business enterprise or was entitled to any preferential or set aside status afforded by Applicable Law; (ii) entitles the Company to any benefit as a result of the Company’s actual or asserted status as a minority business, a woman-owned business enterprise, a disadvantaged business enterprise, or other preferential status afforded by Applicable Law; or (iii) contains a representation, warranty, covenant or requirement that the Company is, was or will be a minority business, a woman-owned business enterprise, or a disadvantaged business enterprise, or entitled to other preferential status afforded by Applicable Law.
3.06. Title to Assets; Sufficiency
.
(a)The Company has good and marketable title to, or valid leasehold interests in, all of the assets owned, held or used by the Company (other than any licensed or leased assets, as to which the Company has valid licenses or leasehold interests) and owns all of such assets (including such licenses or leasehold interests) free and clear of any Encumbrances, other than Permitted Encumbrances. Such assets constitute all of the assets necessary or used to conduct the business of the Company as it is presently conducted. No such asset is owned by any other Person without a valid and enforceable right of the Company to use and possess such assets. None of the assets subject to the Restructuring Transaction are material to the business of the Company other than the Restructured Business.
(b)All material items of Personal Property owned or leased by the Company is adequate for the conduct of the business of the Company as currently conducted and in good operating condition, regularly maintained, subject to normal wear and tear, and none of such Personal Property is subject to the Restructuring Transaction, except as addressed in the Transition Services Agreement. The Company has sole and exclusive ownership of, free and clear of any Encumbrances other than Permitted Encumbrances, or the valid right to use, unrestricted by contract (other than restrictions contained in the Material Contracts), all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to current and former customers of the Company and their transaction of business with the Company, in each case except as prohibited or restricted by Applicable Law. No Person other than the Company possesses any licenses, claims or rights with respect to the use of any such customer information owned by the Company.
(c)Without limiting the generality of the foregoing, the computer software, hardware, systems, databases and information technology services used in the operation of the Company’s business (the “Computer System”) are sufficient, in all material respects, for the immediate needs of such business, including any remote work arrangements implemented in response to or as a result of the COVID-19 pandemic and restrictions imposed by any applicable Governmental Entity in response to such pandemic. The Company has arranged for disaster recovery and/or back-up data processing services adequate to meet the Company’s data processing needs in all material respects in the event the Computer System or any of its material components is rendered temporarily or permanently inoperative as a result of a natural or other disaster, and is tested at least on an annual basis. The Computer System has not suffered any failures, errors or breakdowns in the Computer System within the past 12 months that have caused any substantial disruption or interruption in the Company’s business. The Company has taken Commercially Reasonable Efforts to protect and maintain the security, operation and integrity of the material Computer Systems, and all information stored or contained therein or transmitted thereby. The Company has taken Commercially Reasonable Efforts to ensure that all such Computer Systems (i) are free from any bug, virus or programming, design or documentation error or corruption or material defect that could reasonably be expected to result in a substantial disruption or interruption in the Company’s business, and (ii) are fully functional and operate and run in a reasonable and efficient business manner. Such Computer Systems are sufficient for the conduct of the Company’s business as currently conducted.
3.07. Financial Statements; Indebtedness
.
(a)Attached as Schedule 3.07(a) are true and complete copies of the (i) audited financial statements of the Company (consisting of the statement of financial position -estado de situación financiera-, income statement -estado de resultados-, statement of changes in equity -estado de cambio en el patrimonio- and cash flow statement -estado de flujos de efectivo-) as of and for the year ended December 31, 2019, (ii) unaudited financial statements of the Company (consisting of the statement of financial position -estado de situación financiera-, income statement -estado de resultados-, statement of changes in equity -estado de cambio en el patrimonio- and cash flow statement -estado de flujos de efectivo-) as of and for the year ended December 31, 2018 and (iii) the unaudited financial statements of the Company (consisting of the statement of financial position -estado de situación financiera- and income statement -estado de resultados-) as of and the four-month period ended April 30, 2020 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the Accounting Principles (except that the interim Financial Statements do not contain all notes required by the Accounting Principles and the interim Financial Statements are subject to normal year-end adjustments which will not be material in amount in the aggregate) consistently applied and in accordance with historic past practices throughout the periods involved and fairly present in all material respects the financial position and results of operations of the Company as of the dates, and for the periods, indicated therein. For the avoidance of doubt, the representations and warranties in this Agreement with respect to the Financial Statements do not include the Pro Forma Financial Statements.
(b)Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise that are of a type required to be reflected on a balance sheet prepared in accordance with the Accounting Principles, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent Financial Statements, (ii) liabilities under Contracts incurred in the ordinary course of business and not required under the Accounting Principles to be reflected in the Financial Statements, (iii) any debts, liabilities or obligations arising out of the transactions (other than the Restructuring Transaction) contemplated by this Agreement and the other Transaction Documents to which the Company is a party and (iv) any liabilities to the extent included in the Net Working Capital as of the Closing Date or other components of the Total Consideration as finally determined pursuant to Section 2.03. Without limiting the generality of the foregoing, except as set forth on Schedule 3.07(b), the Company does not have any outstanding liability, contingent or otherwise, or obligation with respect to the Restructuring Transaction. Except as set forth in the Financial Statements, the Company does not secure the guaranty or indemnification of any Indebtedness of any other Person. For all periods covered by the Financial Statements, the Company has maintained a standard system of accounting established and administered in accordance with the Accounting Principles. The Company does not have any Personal Property, assets, accounts or monies owed subject to the unclaimed property laws of any state or other jurisdiction.
(c)The Company does not have, and is not otherwise subject to, any Indebtedness of any type (whether accrued, absolute, contingent, matured, unmatured or other and whether or not required to be reflected in the Financial Statements) that is not fully reflected on Schedule 3.07(c). Schedule 3.07(c) lists each item of Indebtedness identifying the creditor including name and address, the type of instrument under which the Indebtedness is owed and the amount of the Indebtedness as of the Business Day immediately prior to the date hereof. With respect to each item of Indebtedness, the Company is not in default, no payments are past due, and to the knowledge of the Company, no circumstance exists that, with notice, the passage of time or both, could constitute a default by the Company under any item of Indebtedness. The Company has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn. The consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not cause a default, breach or an acceleration, automatic or otherwise, of any conditions, covenants or any other terms of any item of Indebtedness. The Company is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person or in connection with the Restructuring Transaction. As of the Closing Date, the Company will have repaid all Indebtedness.
3.08. Absence of Certain Changes or Events
. Except as set forth in the Financial Statements, since December 31, 2019, the Company has conducted its business in the ordinary course of business and, without limiting the generality of the foregoing, there has not been any Company Material Adverse Effect since such date, and, to the knowledge of the Company, no fact or condition specific to the Company exists since such date which would reasonably be expected to have a Company Material Adverse Effect.
3.09. Accounts Receivable
. Schedule 3.09 sets forth all outstanding Accounts Receivable as of the date of this Agreement, with a range of days elapsed since the invoice date for each such Account Receivable, and the aggregate amount of reserves or allowances for doubtful accounts in the aggregate. All such Accounts Receivable are bona fide, arose in the ordinary course of business and are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns which are adequate. All such Accounts Receivable have been recorded in accordance with the Accounting Principles as reflected in the Financial Statements. None of such Accounts Receivable is subject to any factoring, purchase or other similar arrangement. None of such Accounts Receivable is subject to any material claim of offset or recoupment or counterclaim, subject to allowances and accruals for bad debt as reflected in the Financial Statements, and the Company has no knowledge of any specific facts that would reasonably be expected to give rise to any such claim. No material amount of such Accounts Receivable is contingent upon the performance by the Company of any obligation which will not have been performed in a satisfactory manner by the Company prior to the Closing Date. Except as set forth on Schedule 3.09, no request or agreement for deduction, discount or delayed or deferred payment terms has been made with respect to any of such Accounts Receivable, including in response to or as a result of the COVID-19 pandemic. The Company has no fixed fee project with a customer that is expected to result in a net loss to the Company which would require the Company to treat the underlying arrangement as a “loss contract” under the Accounting Principles, except to the extent the estimated loss from such arrangement is reflected in the Estimated Closing Date Balance Sheet.
3.10. Business; Restrictions on Business Activities
. The Company is and for the last seven years has been engaged in the business of providing nearshore outsourcing services, software development services, software engineering services, test automation and QA services, DevOps services, user experience and user interface services, cloud architecture design and implementation services, blockchain service, analytics services, big data and fast data services, chatbots and voice recognition services, modern scalable platform services, mobile services, performance engineering services, software reengineering services and technology staff augmentation services. Except for the Restructured Business, no member of the Company Group has engaged in any other business during such period. The Company has not entered into any agreement and is not otherwise subject to any judgment, injunction, order or decree, under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of any market or otherwise having the effect of prohibiting or impairing any business practice of the Company, any Buyer Party or any of their respective Affiliates, any acquisition or sale of property by such Person or the conduct of such Person’s business as currently conducted or proposed to be conducted, whether before or after the Closing.
3.11. Legal Proceedings
. There is no claim, action, suit or proceeding, or governmental inquiry or investigation, pending, or to the knowledge of the Company, threatened, against any member of the Company Group, its assets, a Shareholder in his/her/its capacity as such, or any officer or employee of a member of the Company Group in his or her capacity as such, nor to the actual knowledge of the Company is there any reasonable basis for any such claim, action, suit, proceeding, inquiry or investigation. There is no judgment, decree or order against a member of the Company Group or adversely affecting a member of the Company Group which restricts such Person’s ability to conduct its business in any area where it is currently conducting such business. There is no litigation that a member of the Company Group has pending or threatened against other parties.
3.12. Taxes
. Except as set forth on Schedule 3.12:
(a)(i) All Tax Returns which were required to be filed by the Company Group have been duly and timely filed (taking into account any applicable extensions), (ii) all information provided in each such Tax Return was true, correct and complete in all material respects, (iii) all Taxes owed by the Company Group which have become due have been timely paid in full, (iv) no penalty, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax, (v) all Tax withholding and deposit requirements imposed on or with respect to the Company Group have been satisfied in full in all respects, (vi) there are no Encumbrances, other than Permitted Encumbrances, on any of the assets of the Company Group that arose in connection with any failure to pay any Tax, and (vii) the Company Group is not liable for any Tax as a transferee or successor. The Company Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and material Tax Returns required with respect thereto have been properly completed in all material respects and timely filed.
(b)Schedule 3.12(b): (i) lists all Colombian, Colombian VAT and any other Tax Returns in excess of $50,000 and all other Tax Returns filed with respect to the Company Group on a regular basis for the last five years; (ii) indicates those Tax Returns that have been audited; and (iii) indicates those Tax Returns that are currently the subject of audit and those Tax Returns for which audits have been closed. The Company has made available to Parent true, correct and complete copies of all such Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company Group since December 31, 2016.
(c)There is no written claim against the Company Group for any Taxes from a Tax Authority that remains unpaid, and, to the knowledge of the Company, no assessment, deficiency or adjustment has been asserted, proposed, or threatened with respect to any Tax Return of the Company

Group that remains unpaid. There are no requests for rulings or determinations, or applications requesting permission for a change in accounting practices, in respect of Taxes of the Company Group, pending with any Tax Authority.
(d)There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company Group or any waiver of any statute of limitations or agreement with a Tax Authority for any extension of time for the assessment or payment of any Tax of or with respect to the Company Group.
(e)No member of the Company Group is bound by any Tax allocation, sharing or indemnity agreements or arrangements and no payments are due by the Company Group pursuant to any such agreement or arrangement, except, in each case, for those agreements entered into in the ordinary course of business not primarily related to Taxes. All amounts payable with respect to (or by reference to) Taxes pursuant to those agreements entered into in the ordinary course of business not primarily related to Taxes have been timely paid in accordance with the terms of such agreements.
(f)The aggregate amount of the unpaid Tax liabilities of the Company Group for all Tax periods ending on or before the date of the most recent Financial Statements are reflected on the Financial Statements as of the dates thereof (excluding any reserves for deferred Taxes). The aggregate amount of the unpaid Tax liabilities of the Company Group for all Tax periods (or portions thereof) prior to and including the Closing Date will not exceed the aggregate amount of the unpaid Tax liabilities of the Company Group as reflected on such Financial Statements (excluding any reserves for deferred Taxes), as adjusted for the operations and transactions in the ordinary course of business of the Company for the period from the date of the most recent Financial Statements to and including the Closing Date consistent with the past custom and practice of the Company.
(g)None of the property of the Company Group is held in an arrangement that has been classified as a partnership for Tax purposes, and the Company Group does not own any interest in a “controlled foreign corporation” (as defined in Section 957 of the Code), or a “passive foreign investment company” (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Company Group.
(h)The Company will not be required to include any amount in taxable income for any taxable period ending after the Closing Date as a result of a change in accounting method for any taxable period ending before the Closing Date or pursuant to any “closing agreement” as described in Section 7121 of the Code (or corresponding provision of non-U.S. Law) with any Tax Authority with respect to any such taxable period. The Company will not be required to include in taxable income for any period ending after the Closing Date any income that accrued in a prior period but was not recognized in any prior period as a result of (i) an installment sale or open transaction disposition made prior to the Closing Date, (ii) the completed contract method of accounting, (iii) the long-term contract method of accounting, (iii) the cash method of accounting, (iv) change in method of accounting for a taxable period ending prior to the Closing Date, or (v) use of an improper method of accounting for a taxable period ending prior to the Closing Date.
(i)No member of the Company Group has entered into any agreement or arrangement with any Tax Authority that requires such member (or any successor by merger) to take any action or to refrain from taking any action. No member of the Company Group is a party to any agreement with any Tax Authority that would be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

(j)All payments by or to the Company Group comply with all applicable transfer pricing requirements imposed by any Governmental Entity, and the Company Group has provided to the Buyer Parties accurate and complete copies of all transfer pricing documentation prepared pursuant to Applicable Law (or any similar foreign statutory, regulatory, or administrative provision) by or with respect to the Company Group during the past five years.
(k)The Company Group is in compliance with all material (and, to the knowledge of the Company, other) terms and conditions of any applicable Tax exemption, Tax holiday or other Tax reduction agreement with a Tax Authority.
(l)There is no material property or obligation of the Company Group, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable to any U.S. state, district or municipality under any Applicable Laws as of the date hereof or that may at any time after the date hereof become escheatable to any state, district or municipality under any Applicable Laws.
(m)The aggregate amount of the unpaid Tax liabilities of the Company Group for the Restructuring Transaction are reflected on the Financial Statements as of the dates thereof. The aggregate amount of the unpaid Tax liabilities of the Company Group for the Restructuring Transaction will not exceed the aggregate amount of the unpaid Tax liabilities of the Company Group for the Restructuring Transaction as reflected on such Financial Statements.
(n)Each member of the Company Group is and has since its incorporation been resident for all Tax purposes only in its jurisdiction of incorporation and neither has nor has had a branch, agency or permanent establishment outside of its jurisdiction of incorporation.
3.13. Employee Benefit Plans
.
(a)Schedule 3.13(a) contains a true and complete list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company has delivered to the Buyer Parties true and complete copies (as applicable) of the plan documents and summary plan descriptions, the most recent actuarial reports (including any estimates of retiree medical liabilities), and all related trust agreements, insurance contracts and other funding agreements associated with such Company Benefit Plan.
(b)With respect to each Company Benefit Plan (and each related trust, insurance contract or fund), no event has occurred and there exists no condition or set of circumstances, in connection with which the Company would be subject to any material liability under any Applicable Law, other than in connection with the payment or provision of benefits thereunder in the ordinary course of business.
(c)All contributions (including all employer contributions and employee salary reduction contributions) that are due and owing have been paid to each Company Benefit Plan (or related trust or held in the general assets of the Company or accrued, as appropriate), as required by Applicable Law, and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each Company Benefit Plan or accrued in accordance with the past custom and practice of the Company.

(d)Each Company Benefit Plan (and each related trust, insurance contract or fund) has in all material respects been administered and operated in material compliance with the terms of the applicable controlling documents and with the applicable provisions of all Applicable Laws. Each Company Benefit Plan (including any material amendments thereto) that is capable of approval by, or registration for or qualification for special tax status with, the appropriate taxation, social security or supervisory authorities in the relevant jurisdiction has received such approval, registration or qualification or there remains a period of time in which to obtain such approval, registration or qualification retroactive to the date of any material amendment that has not previously received such approval, registration or qualification.
(e)The Company does not maintain or contribute to, and has not in the last five years maintained or contributed to, any Company Benefit Plan providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents that cannot be unilaterally terminated by the Company.
(f)There are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any such claim or dispute.
(g)Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, manager, officer, employee, independent contractor or consultant of the Company Group to severance pay or any other payment; (ii) cause the payment of any premium, penalty or change of control payment required to be paid or offered as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents regardless if any such are actually paid; (iii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; or (iv) increase the amount payable under or result in any other material obligation pursuant to any Company Benefit Plan.
3.14. Employment Matters
.
(a)To the knowledge of the Company, and except in connection with the Restructuring Transaction, no Continuing Employee or Continuing Independent Contractor has any plan or intention to terminate employment or engagement with the Company. Schedule 3.14(a) contains a true and complete list of all Persons employed by the Company (and no other Person has an outstanding offer of employment from the Company as of the date of this Agreement), including the respective dates of hire of each, a description of material compensation arrangements (other than Company Benefit Plans set forth in Schedule 3.13(a)), a list of any other material agreements affecting such Persons, whether each such Person is actively at work or on inactive or leave status, the reason for such inactive or leave status, the date the inactive or leave status started, and the anticipated date of such Person’s return to work from such inactive or leave status.
(b)No Continuing Employee is party to or is bound by any agreement or commitment, or subject to any restriction, including agreements related to previous employment, containing confidentiality, non-compete or similar restrictive covenants, which now or in the future may adversely affect the business of the Company or the performance by any of the Continuing Employees of their duties for the Company or the Buyer Parties.

(c)None of the employees of the Company is represented by a labor or trade union, and the Company is not subject to any collective bargaining or similar agreement with respect to any of its employees. There is no labor dispute, strike, work stoppage or other labor trouble (including any organizational drive) against the Company pending or, to the knowledge of the Company, threatened.
(d)Within the last five years, no member of the Company Group, nor to the knowledge of the Company, any employee or representative of a member of the Company Group has committed or engaged in any material breach of statute, contract or other obligation owed to employees or employee representatives in connection with the conduct of the Company Group’s business, and there is no action, suit, claim, charge or complaint against a member of the Company Group pending or, to the knowledge of the Company, threatened relating to any labor, statutory, contractual, safety or discrimination matters involving any employee of a member of the Company Group, including charges of breach of statute, Applicable Laws, Contract or other obligation owed to employees or employee representatives or discrimination complaints and to the actual knowledge of the Company no event or condition exists which is reasonably likely to result in any such matters, charges or complaints.
(e)All of the Company’s employees are employed without a fixed term. The Company is in compliance in all material respects with all employment and consulting agreements and has not received any notice from an employee, consultant or contractor that any term of any such contract has been breached. No notice to terminate the contract of employment of any employee (whether given by the Company or by the employee) is pending, outstanding or threatened.
(f)Each individual in a consultant or independent contractor relationship with the Company is in fact an independent contractor and is not an employee, to the extent applicable under Applicable Law. The Company Group is and has been in compliance, in all material respects, with all Workers’ Compensation Acts. There are no agreements, promises or commitments providing for cash or other compensation or benefits to any employee as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.
(g)To the knowledge of the Company, none of the Continuing Employees has, within the last five years, been convicted of or plead guilty to any crime constituting a felony or involving dishonesty, false statement, theft, fraud, or sexual misconduct.
(h)The Company has not terminated any employee, consultant or independent contractor in response to or as a result of the COVID-19 pandemic or restrictions imposed by any applicable Governmental Entity in response to such pandemic.
3.15. Compliance; FCPA; Data Privacy; Permits
.
(a)The Company is not in conflict with, or in default or in violation of, any Applicable Laws in any material respect. The Company has complied, and is in compliance, with all restrictions imposed by any Governmental Entity in response to the COVID-19 pandemic. No investigation or review by any Governmental Entity is pending, or to the knowledge of the Company, has been threatened, against the Company Group. There is no agreement, commitment, judgment, injunction, order or decree by or with any Governmental Entity binding upon a member of the Company Group or adversely impacting its assets. The Company is in compliance with all statutory and regulatory requirements under applicable anti-terrorism and anti-money laundering laws. The Company has not received any communication that alleges that the Company or any of its representatives, employees and other agents is in violation of, or has liability under any such laws in relation to the Company.
(b)No member of the Company Group nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate or any other Person acting on behalf of the Company Group has within the last five years (i) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); (ii) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA); (iii) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity. The Company has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and with the representation and warranty contained herein.
(c)The Company Group has within the last five years complied in all material respects with all Applicable Laws, as well as its own rules, policies and procedures, relating to privacy, data protection, and the collection, retention, protection, and use of personal information collected, used, or held for use by the Company Group. The Company Group has not received any written complaint regarding the Company Group’s collection, use or disclosure of personal information. No breach, security incident or violation of any data security rule, policy or procedure in relation to the Company Group’s data has occurred or is threatened, and there has been no unauthorized or illegal processing of any of the Company Group’s data. No circumstance has arisen in which Applicable Law would require the Company Group to notify a Governmental Entity of a data security breach.
(d)The Company holds, to the extent required by Applicable Law, all Permits required for the operation of the business of the Company as presently conducted. Schedule 3.15(d) is a complete list of all such Permits. No suspension or cancellation of any such Permit is pending or, to the knowledge of the Company, threatened, and the Company is in compliance in all material respects with the terms of the Permits.
(e)The information provided by the Company for incorporation into the parties’ notification to the Colombian Superintendency of Industry and Commerce regarding the transactions contemplated by this Agreement and the other Transaction Documents is true, correct and complete in all material respects.
3.17. Product Warranties; Services
. Schedule 3.16 sets forth (a) a description of the express or implied warranties, written or oral, if any, with respect to the products or services of the Company, (b) a description of each outstanding warranty claim that has been made (and has not been satisfied as of the date of this Agreement) by any of the Company’s customers with respect to products or services provided to such customer by the Company prior to the date of this Agreement, and (c) the status of any work performed by the Company to satisfy any such claims. The Company has no knowledge of any specific facts that would reasonably be expected to give rise to any warranty liabilities in the future. All warranties of the Company with respect to its products and services are set forth on Schedule 3.16, and the Company has not made any oral warranty.
3.17. Customers and Suppliers
.

(a)Schedule 3.17(a) lists the Company’s customers for the fiscal years ended December 31, 2019 and 2018 and for the four-month interim period ended April 30, 2020, and sets forth opposite the name of each such customer the approximate dollar amount of sales billed to such customer for such periods. The Company has a fully executed contract or other evidence of agreement, purchase order or invoice with each such customer. The Company is not engaged in any material dispute with any current customer, to the knowledge of the Company, no event or condition exists which would reasonably be likely to result in such a dispute, no such customer has notified the Company within the past 12 months that it intends to terminate or materially reduce its business relations with the Company, and to the actual knowledge of the Company, no such customer has filed for bankruptcy, liquidation, reorganization, receivership or similar relief and no such customer intends to file for bankruptcy, liquidation, reorganization, receivership or similar relief, provided, however, that the Company makes no representation or warranty, express or implied, that any such customer will remain as a customer of the Company after the Closing Date or will not terminate or reduce its business relations with the Company after the Closing. Except as set forth on Schedule 3.17(a), no Customer has requested any deduction, discount or delayed or deferred payment terms in response to or as a result of the COVID-19 pandemic.
(b)Schedule 3.17(b) lists the Company’s material vendors for the fiscal years ended December 31, 2019 and 2018 and for the four-month interim period ended April 30, 2020. The Company is not engaged in any material dispute with any current vendor, to the knowledge of the Company, no event or condition exists which would reasonably be likely to result in such a dispute, no such vendor has notified the Company in the past 12 months that it intends to terminate or materially reduce its business relations with the Company, and to the actual knowledge of the Company, no such vendor has filed for bankruptcy, liquidation, reorganization, receivership or similar relief and no such vendor intends to file for bankruptcy, liquidation, reorganization, receivership or similar relief; provided, however, that the Company makes no representation or warranty, express or implied, that any such vendor will remain as a vendor of the Company after the Closing Date or will not terminate or reduce its business relations with the Company after the Closing. No material vendor has notified the Company that it will not be able to provide products or services to the Company consistent in all material respects with past practice in response to or as a result of the COVID-19 pandemic.
(c)Schedule 3.17(c) lists all Backlog of the Company as of the date hereof, on a customer-by-customer basis.
3.18. Properties
. Except as set forth on Schedule 3.18, the Company Group does not own and has never owned any real property. Schedule 3.18 sets forth a list of all real property currently leased by the Company or otherwise used or occupied by the Company (the “Leased Real Property”), the name of the lessor, the date of the lease, the term of the lease and each amendment thereto and the aggregate annual rent payable under any such lease. The Company has delivered to Buyer Parties true, correct and complete copies of all leases, lease guaranties, subleases or other agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to, the Leased Real Property, including all amendments, terminations and modifications thereof (the “Lease Agreements”). The consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not affect the rights of the Company to the continued use and possession of the Leased Real Property. The Leased Real Property is in good operating condition and repair, free from material structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted. The Company Group has, at all times, complied with the terms of occupancy and use of the Leased Real Property. The Company Group has not received any written notice of: (a) violations of building codes and/or zoning ordinances or other governmental or regulatory Applicable Laws affecting the Leased Real Property; (b) existing, pending or threatened condemnation proceedings affecting the Leased Real Property; or (c) existing, pending or threatened zoning, building code or other moratorium proceedings or similar matters which could reasonably be expected to adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of the Leased Real Property has been damaged or destroyed by fire or other casualty. The Leased Real Property is sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct such business as currently conducted.
3.19. Insurance
. The Company has provided to the Buyer Parties true and complete copies of all policies of insurance of the Company currently in effect, a list of which is attached as Schedule 3.19. All of the policies relating to insurance maintained by the Company (or any comparable policies entered into as a replacement thereof) are in full force and effect and the Company has not received any notice of cancellation with respect thereto. The Company does not have any liability for unpaid premium or premium adjustments for such policies of insurance not properly reflected in the Financial Statements. All claims by the Company under any such policy or bond have been duly and timely filed. Schedule 3.19 describes any self-insurance arrangements affecting the Company.
3.20. Intellectual Property
.
(a)The Company owns, is licensed or otherwise possesses enforceable (and to the extent owned, legally transferable) rights to use all Intellectual Property which is necessary for the conduct of, or used in, the business of the Company as presently conducted, and such rights will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party. The Company has not licensed any Intellectual Property owned by the Company, including in source code form, to any party or entered into any exclusive or non-exclusive licenses or agreements relating to any Intellectual Property owned by the Company with any party.
(b)Schedule 3.20(b) sets forth a true, correct and complete list of (i) all computer programs (source code or object code) owned by the Company (collectively, the “Owned Software”), and (ii) all computer programs (source code or object code) licensed to the Company by any third party (other than any off-the-shelf computer program that is so licensed under a shrink wrap or click-through license) that is material to the business of the Company as presently conducted (collectively, the “Licensed Software” and, together with the Owned Software, the “Software”). The Company has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Encumbrances. The Company has a copy of the source code and object code for each computer program included in the Owned Software. The Company has a copy of the object code and user manuals (if any) for each computer program included in the Licensed Software. No Person other than the Company has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof. The Company has adequately documented, maintained and organized the materials and information related to, associated with or used or produced in the development or performance of the Software, including source code, internal notes and memos, technical and design documentation, compiler information, drawings, flow charts, diagrams, schematics, source language statements, such that a reasonably competent programmer, engineer, consultant or contractor could understand, use, compile, maintain, support, modify and/or provide (as applicable) the Software.
(c)Except as set forth on Schedule 3.20(c), the Owned Software does not contain any open source or public library software (such as, but not limited to, software licensed under the GNU General Public License, the GNU Lesser General Public License, BSD License, Apache or Open LDAP Public License) (collectively, “Open Source Software,” and all licenses under which such Open Source Software is used is herein, collectively, the “Open Source Licenses”). The Company has complied with all of the requirements of the Open Source Licenses, including all notice requirements of the Open Source Licenses. None of the Open Source Software as incorporated in any Owned Software has been modified by the Company. The Company is not required to provide any source code for any Owned Software to any party pursuant to any of the Open Source Licenses or as a result of using any of the Open Source Software.
(d)Schedule 3.20(d) sets forth a true and complete list of (i) all patents and patent applications, all unexpired registered and unregistered trademarks, tradenames, service marks and registered copyrights and all mask works included in the Intellectual Property of the Company, showing the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance or registration has been filed, (ii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any Person is authorized to use any Intellectual Property of the Company and (iii) all third-party patents, trademarks or copyrights including Licensed Software (collectively, “Third Party Intellectual Property Rights”) that are incorporated in, are or form a part of any product or service offering of the Company, including products or service offerings that are currently under development, and the Company has entered into legally enforceable licenses, sublicenses or other agreements authorizing the use of such Third Party Intellectual Property Rights by the Company, each of which is listed on Schedule 3.20(d). The Company has delivered to the Buyer Parties true and complete copies of all such agreements, including all amendments, terminations and modifications thereof.
(e)To the knowledge of the Company, there is no, and for the last five years there has not been any, unauthorized use, disclosure, infringement or misappropriation, or any allegation made thereof, of any Intellectual Property rights of the Company Group by any third party, including any employee or former employee of the Company Group. To the knowledge of the Company, there is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation, or any allegation made thereof, of any Intellectual Property rights of any third party by the Company Group or by any employee of the Company Group. There is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation of any Third Party Intellectual Property Rights by the Company or, to the knowledge of the Company, by any employee or former employee of the Company Group. The Company Group has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property or any Third Party Intellectual Property Rights.
(f)The Company is not, or as a result of the execution, delivery or performance of this Agreement or any other Transaction Document by the Company or the consummation of any transaction contemplated hereby or thereby, will not be, in material breach of any license, sublicense or other agreement relating to the Intellectual Property owned by the Company or Third Party Intellectual Property Rights.

(g)All patents, registered trademarks, service marks and registered copyrights held by the Company are valid, enforceable and subsisting. No loss or expiration of any of the Company’s Intellectual Property rights is pending, reasonably foreseeable or, to the knowledge of the Company, threatened, except for patents expiring at the end of their statutory term. None of the Intellectual Property rights of the Company is invalid or unenforceable in whole or in part. The Company (i) has not been sued in any action, suit or proceeding that involves, nor has it otherwise been notified of, an objection or claim of infringement of any of its Intellectual Property or any patents, trademarks, service marks or copyrights or violation of any trade secret or other proprietary right of any third party, (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products or service offerings infringes, or is claimed to infringe, any Intellectual Property of any third party and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.
(h)The Company has entered into valid written assignments from all Persons who contributed to the creation or development of the Intellectual Property of the Company of the rights to such contributions that are not already owned by the Company by operation of law. Each of the Continuing Employees has duly executed the Company’s standard form of employee agreement applicable to the Company employees. Each of the Continuing Independent Contractors have duly executed an independent contractor agreement and non-disclosure agreement substantially similar to the Company’s standard form of independent contractor agreement and standard form of non-disclosure agreement applicable to independent contractors. Each such employee agreement, independent contractor agreement and non-disclosure agreement is legal, valid, and to the knowledge of the Company, binding on the Persons party thereto.
(i)The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all Intellectual Property of the Company not otherwise protected by patents, patent applications or copyright (collectively, “Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure, or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information or is otherwise lawful.
3.21. Transactions with Related Parties
. Except as set forth on Schedule 3.21, no employee, officer or director of the Company or a Shareholder, nor any of his, her or its Affiliates or members of his or her immediate family has any direct or indirect ownership interest in (a) any Person with which the Company is affiliated or with which the Company has a business relationship (including, but not limited to, any contractor relationship between such Person and the Company) or (b) any Person that competes with the Company (other than the ownership of (i) less than 5% of the outstanding class of publicly traded stock in publicly-traded companies and (ii) ownership interests in non-publicly traded companies so long as such Person does not participate in any way in the management or control of any such company). Except as set forth on Schedule 3.21 (the “Related Party Transactions”), no officer or director of the Company or a Shareholder, nor any of his, her or its Affiliates or members of his or her immediate family, is, directly or indirectly, a party to or interested in any Contract with Company or any of its Affiliates. The Related Party Transactions, if any, were each entered into on an arm’s-length basis on terms no less favorable to the Company than any Contract entered into by the Company with Persons other than an officer or director of the Company or a Shareholder, or any member of his or her immediate family.
3.22. Brokers’ and Finders’ Fees

. Except for the fees, expenses and costs of the Person set forth on Schedule 3.22, the Company has not incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any other Transaction Document to which the Company is a party or any transaction contemplated hereby or thereby.
3.23. Bank Accounts
. Schedule 3.23 lists the identity, location, account numbers and authorized signatories of all bank accounts and lock boxes maintained by the Company at banks, trust companies, securities firms or other brokers or financial institutions.
3.24. Books and Records
. The minute books of the Company contain records of all meetings and other corporate actions of the shareholders and board of directors (including committees thereof) of the Company that are complete and accurate in all material respects. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. True and complete copies of the minute books and the stock ledger of the Company have been made available to Parent or Parent’s representatives. The original minute books and stock ledger will be retained by the Company at the Closing. The Business Records of the Company are complete and accurate in all material respects. The Company has delivered or made available true and complete copies of each document that has been reasonably requested by the Buyer Parties or its counsel in connection with its legal, accounting, financial and general business review of the Company.
3.25. Environmental Matters
.
(a)The Company Group is and has at all times been in compliance with all Environmental Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been made, given, filed or commenced (or, to the knowledge of the Company, threatened) by any Person against a member of the Company Group alleging any failure to comply with any Environmental Law or seeking contribution towards, or participation in, any remediation of any contamination of any property or thing with Hazardous Materials. The Company Group has obtained, and is and has at all times been in compliance in all material respects with all of the terms and conditions of, all Permits, licenses and other authorizations that are required under any Environmental Law and has at all times complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in any Environmental Law.
(b)To the knowledge of the Company, no physical condition exists on or under any property that may have been caused by or impacted by the operations or activities of the Company that could give rise to any investigative, remedial or other obligation under any Environmental Law or that could result in any kind of liability to any third party claiming damage to person or property as a result of such physical condition.
(c)All properties and equipment used in the business of the Company are and have been free of Hazardous Materials, except for batteries, computers and other items normally found in an office.
(d)The Company has provided to the Buyer Parties true and complete copies of all internal and external environmental audits and studies in its possession or control relating to the Company and its operations and activities including the Leased Real Property and all correspondence on substantial environmental matters relating to the Company and its operations and activities including the Leased Real Property.
3.26. No Other Representations and Warranties
. Except for the representations and warranties contained in this Article III and Article IV (including the related portions of the Company Disclosure Schedule) and Section 6.01(a) and any express warranty contained in any other Transaction Document or certificate delivered pursuant hereto or pursuant thereto, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to the Buyer Parties and its representatives (including any information, documents or material made available to Buyer Parties in any data room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in Applicable Law.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, solely with respect to such Shareholder, represents and warrants to the Buyer Parties that the statements contained below are true and correct as of the date hereof.
4.01. Organization
. Such Shareholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdictions in which it does business and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Such Shareholder, if an entity, is not in violation of any of the provisions of its Charter Documents.
4.02. Capital Stock
. Such Shareholder has good and valid title to and unrestricted power to vote and sell, free and clear of all Encumbrances, the number and type of capital stock set forth opposite Shareholder’s name on Schedule 3.02(a). Such Shareholder is not a party to any option, warrant, purchase right or other Contract or commitment other than this Agreement that would require Shareholder to sell, transfer or otherwise dispose of any capital stock of the Company, or that gives any other Person any rights with respect to the capital stock of the Company owned by Shareholder. Such Shareholder is not a party to any voting trust agreement or any other Contract relating to the acquisition (including rights of first refusal or preemptive rights), registration under the Applicable Laws, voting, dividend rights or disposition with respect to Shareholder’s capital stock of the Company.
4.03. Authority and Due Execution
.
(a)Authority. Such Shareholder has all requisite capacity, power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Shareholder is a party, and to perform his, her or its obligations hereunder and thereunder and to consummate the transactions contemplated in this Agreement and the other Transaction Documents to which the Shareholder is a party. The execution, delivery and performance of this Agreement and the other

Transaction Documents to which the Shareholder is a party, and the consummation by the Shareholder of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Shareholder and no other proceedings on the part of the Shareholder are necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Shareholder is a party or to consummate the transactions contemplated hereby or thereby.
(b)Due Execution. This Agreement and each other Transaction Document to which the Shareholder is a party have been duly and validly executed and delivered by the Shareholder and, assuming due execution and delivery by the Buyer Parties and any other party hereto and thereto (other than the Shareholder ), this Agreement and each other Transaction Document to which the Shareholder is a party, constitutes the valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all Applicable Laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.04. Non-Contravention; Consents
.
(a)Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents to which the Shareholder is a party do not, and the performance of this Agreement and the other Transaction Documents by the Shareholder will not (i) conflict with or violate the Charter Documents of the Shareholder (if an entity), (ii) conflict with or violate any Applicable Laws, or (iii) result in any breach or violation of or constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, alter the rights or obligations of any third party under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Shareholder’s capital stock of the Company pursuant to any material Contract to which the Shareholder is a party or otherwise subject.
(b)Consents. No Consent is required to be obtained in connection with the execution, delivery or performance by the Shareholder of this Agreement or any other Transaction Document by the Shareholder or the consummation of the transactions contemplated hereby and thereby.
4.05. Legal Proceedings
. There is no claim, action, suit or proceeding, or governmental inquiry or investigation, pending, or to the knowledge of the Shareholder, threatened, against the Shareholder in his, her or its capacity as such.
4.06. No Other Representations and Warranties
. Except for the representations and warranties contained in Article III and this Article IV (including the related portions of the Company Disclosure Schedule) and Section 6.01(a) and any express warranty contained in any other Transaction Document or certificate delivered pursuant hereto or pursuant thereto, no Shareholder nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Shareholder or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Shareholder or the Company furnished or made available to the Buyer Parties and its representatives (including any information, documents or material made available to Buyer Parties in any data room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in Applicable Law.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

The Buyer Parties represent and warrant, jointly and severally, to the Seller Parties that the statements contained below are true and correct.
5.01. Organization, Standing and Power
. Each Buyer Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each Buyer Party has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
5.02. Authority
. Each Buyer Party has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents to which a Buyer Party is a party and the consummation by the Buyer Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Buyer Parties and no other proceedings on the part of the Buyer Parties are necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which a Buyer Party is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and each other Transaction Document to which a Buyer Party is a party have been duly and validly executed and delivered and, assuming due execution and delivery by the Seller Parties and any other party hereto and thereto (other than a Buyer Party), this Agreement and each other Transaction Document to which a Buyer Party is a party, constitutes the valid and binding obligations of the applicable Buyer Party enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all Applicable Laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.03. Non-Contravention and Consents
.
(a)The execution and delivery of this Agreement and the other Transaction Documents to which a Buyer Party is a party do not, and the performance of this Agreement and the other Transaction Documents by the Buyer Parties will not (i) conflict with or violate the Charter Documents of a Buyer Party, (ii) conflict with or violate any Applicable Laws, or (iii) result in any breach or violation of or constitute a default (or any event, which with notice or lapse of time, or both would constitute a default) under, alter the rights or obligations of any third party under, or give to others any right of termination, amendment, acceleration or cancellations of, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of a Buyer Party pursuant to any material agreement to which a Buyer Party or its Affiliates is a party or otherwise subject, except in the case of clause (iii) where such violation, conflict or breach would not reasonably be expected (A) to have a Parent Material Adverse Effect or (B) otherwise adversely affect a Buyer Party’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents.
(b)No Consent is required to be obtained under any material agreement to which a Buyer Party is a party in connection with the execution, delivery or performance of this Agreement or any other Transaction Document by a Buyer Party or the consummation of the transactions contemplated hereby or thereby.
(c)Except for any required notification to the Colombian Superintendency of Industry and Commerce regarding the transactions contemplated by this Agreement and the other Transaction Documents, no Consent of any Governmental Entity is required to be obtained or made by a Buyer Party in connection with the execution, delivery and performance of this Agreement or any other Transaction Document by a Buyer Party or the consummation of the transactions contemplated hereby or thereby.
5.04. Litigation
. As of the date hereof, there is no claim, action, suit, inquiry, judicial or administrative proceeding, grievance, or arbitration pending or, to the knowledge of the Buyer Parties, threatened in writing against a Buyer Party relating to the transactions contemplated by this Agreement or any other Transaction Document to which a Buyer Party is a party.
5.05. Parent Common Stock
. The shares of Parent Common Stock issued in accordance with the terms of this Agreement, (i) will have been duly authorized, validly issued, fully paid and non-assessable, (ii) will not have been issued in violation of any agreement, arrangement or commitment to which the Buyer Parties or any of their respective Affiliates is a party or is subject to or in violation of or subject to any preemptive rights, subscription rights, rights of first refusal or similar rights of any Person, and (iii) will have been offered, issued, sold and delivered in compliance with all applicable securities laws and all other Applicable Laws.
5.06. Brokers’ and Finders’ Fees
. Except for the fees, expenses and costs of M&A Securities Group, Inc., for which Parent shall be solely responsible, no Buyer Party has incurred any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any other Transaction Document to which a Buyer Party is a party or any transaction contemplated hereby or thereby.
5.07. Reports
. Parent has timely made all filings required to be made by it with the SEC since December 31, 2019 (such filings, the “Parent SEC Filings”). As of their respective dates, the Parent SEC Filings complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be. As of the date of this Agreement, no event or circumstance has occurred or information exists with respect to Parent or its business, properties, operations or financial conditions, which, under the Securities Act, the Exchange Act or any other applicable rule or regulation, requires public disclosure or announcement by Parent at or before the date of this Agreement but which has not been so publicly announced or disclosed.
5.08. Independent Investigation
. Each Buyer Party has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Each Buyer Party acknowledges and agrees that in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, such Buyer Party has relied solely upon its own investigation and the express representations and warranties of the Shareholders and the Company set forth in Article III and Article IV (including the related portions of the Company Disclosure Schedules) and Section 6.01(a) and any express representation and warranty contained in any other Transaction Document or certificate delivered pursuant hereto or pursuant thereto, and expressly disclaims any reliance on any other information or the absence thereof in entering into this Agreement and the other Transaction Documents.
5.09. No Other Representations and Warranties
. Except for the representations and warranties contained in this Article V and any express warranty contained in any other Transaction Document or certificate delivered pursuant hereto or pursuant thereto, no Buyer Party nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyer Parties, including any representation or warranty as to the accuracy or completeness of any information regarding the Buyer Parties furnished or made available to the Company, the Shareholders and their respective representatives (including any information, documents or material made available to the Company and Shareholders in any data room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Buyer Parties, or any representation or warranty arising from statute or otherwise in Applicable Law.
ARTICLE VI.
ADDITIONAL AGREEMENTS
6.01. Securities Matters
.
(a)The Principal Shareholder acknowledges and agrees that the issuance of shares of Parent Common Stock pursuant to this Agreement will not be registered under the Securities Act, and that such issued Parent Common Stock will be issued to the Principal Shareholder in a private placement transaction effected in reliance on an exemption from the registration requirements of the Securities Act and in reliance on exemptions from the qualification requirements of applicable state securities laws. In connection therewith, the Principal Shareholder hereby represents and warrants as follows:
(i)The Principal Shareholder is acquiring the shares of Parent Common Stock pursuant to this Agreement for the Principal Shareholder’s own account for investment and not with a view to, or for resale in connection with, the distribution thereof. The Principal Shareholder has no present intention of distributing any portion of the shares of Parent Common Stock (or any interest therein).

(ii)The Principal Shareholder has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in Parent Common Stock and protecting its own interests in connection with such investment. The Principal Shareholder has reviewed Parent’s most recent Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K of Parent filed with the SEC since the date of such Annual Report on Form 10-K.

(iii)Assuming the truth and accuracy of the Buyer Parties’ representations and warranties set forth in Article V, the Principal Shareholder is sufficiently aware of Parent’s business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable investment decision with respect to acquiring Parent Common Stock pursuant to this Agreement.

(iv)The Principal Shareholder is not acquiring the Parent Common Stock as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(v)With respect to the tax and other economic considerations involved in acquiring the Parent Common Stock, the Principal Shareholder is not relying on any Buyer Party, and the Principal Shareholder has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the implications of acquiring the Parent Common Stock for its particular tax, financial and accounting situation.

(vi)The Principal Shareholder acknowledges that any shares of Parent Common Stock issued pursuant to this Agreement will be “restricted securities” under federal and state securities laws and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

(vii)The Principal Shareholder is familiar with Rule 144 of the Securities Act as presently in effect and understands the restrictions and resale limitations imposed thereby and by the Securities Act.

(b)The Principal Shareholder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock issued to it without the consent of Parent unless such transfer is (i) pursuant to registration under the Securities Act or pursuant to an available exemption from registration, and (ii) in compliance with any transfer restrictions set forth in any Restrictive Agreement to which the Principal Shareholder is a party.
(a)The certificates or book entries on the books of Parent or its agent representing the Parent Common Stock issued to the Principal Shareholder hereunder shall bear, in addition to any other legends required under applicable state securities laws, the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION AND (II) IN ACCORDANCE WITH THE RESTRICTIONS AND CONDITIONS SET FORTH IN A STOCK RESTRICTION AND NON-COMPETE AGREEMENT DATED AS OF JUNE 17, 2020, BY AND BETWEEN THE PARTIES THERETO. A COPY OF THE APPLICABLE PROVISIONS OF SUCH

AGREEMENT SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT ANY SALE OR TRANSFER OF THESE SECURITIES WILL BE IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
In order to prevent any transfer from taking place in violation of this Agreement, any Restrictive Agreement or Applicable Law, Parent may cause a stop transfer order to be placed with its transfer agent with respect to the Parent Common Stock. Parent will not be required to transfer on its books any shares of Parent Common Stock that have been sold or transferred in violation of any provision of this Agreement or Applicable Law.
6.02. Tax Matters
.
(a)Pre-Closing Tax Returns. Parent shall prepare or cause to be prepared consistent with past practices of the Company all Tax Returns for the Company for a Pre-Closing Period which are required to be filed after the Closing Date (“Pre-Closing Tax Returns”). No later than 45 days prior to the due date (including extensions thereof) for filing any such Pre-Closing Tax Return, Parent shall deliver a copy of such Pre-Closing Tax Return, together with all supporting documentation and workpapers, to the Representative for his review. The Representative may submit to Parent, not later than 20 days from the receipt of such Pre-Closing Tax Return, a list of any components of such Pre-Closing Tax Return with which the Representative disagrees. In the event a notice of dispute is timely delivered to Parent by the Representative, Parent and the Representative shall thereafter for a period of five days negotiate in good faith to resolve any items of dispute. Any items of dispute which are not so resolved shall be submitted for resolution to an Arbitrating Accountant in accordance with the procedures set forth in Section 2.04; provided, that the Arbitrating Accountant shall render its written decision no later than five days prior to the due date for filing such Pre-Closing Tax Return. Parent will cause such Pre-Closing Tax Return (as finally resolved pursuant to any dispute procedures set forth in this Section 6.02(a)) to be timely filed and will promptly provide a copy to the Representative.
(b)Straddle Period Tax Returns. With respect to any Tax Return covering a Straddle Period that is filed after the Closing Date with respect to the Company, Parent shall cause such Tax Return to be prepared consistent with past practices of the Company. Not later than 45 days prior to the due date (including extensions thereof) of each such Tax Return, Parent shall deliver a copy of such Tax Return to the Representative together with a statement of the amount of Buyer Indemnified Taxes with respect to such Tax Return. The Representative may submit to Parent, not later than 20 days from the receipt of such Tax Return, a list of any components of such Tax Return with which the Representative disagrees. In the event a notice of dispute is timely delivered to Parent by the Representative, the Representative and Parent shall thereafter for a period of five days negotiate in good faith to resolve any items of dispute. Any items of dispute which are not so resolved shall be submitted for resolution to an Arbitrating Accountant in accordance with the procedures set forth in Section 2.04; provided, that the Arbitrating Accountant shall render its written decision no later than five days prior to the due date for filing such Tax Return. Parent will cause such Tax Return (as finally resolved pursuant to any dispute procedures set forth in this Section 6.02(b)) to be timely filed and will promptly provide a copy to the Representative.

(c)Proration of Straddle Period Taxes. In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is attributable to the portion of the period ending on and including the day immediately prior to the Closing Date shall be:
(i)in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the taxable period of the Company ended with (and included) the day immediately prior to the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the day immediately prior to the Closing Date and the period beginning on the day after the Closing Date in proportion to the number of days in each period;

(ii)in the case of Taxes that are imposed on a periodic basis with respect to the assets of the Company, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the day immediately prior to the Closing Date and the denominator of which is the number of calendar days in the entire period; and

(iii)in the case of any Taxes, determined after taking into account the full benefit of any available loss incurred on or prior to the day immediately prior to the Closing Date, including any loss that may be carried forward from a prior taxable year under applicable tax law.

(d)Tax Proceedings. Parent and the Representative shall cooperate fully as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, investigation, litigation or other proceeding with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company or with respect to Taxes resulting from the Acquisition (each a “Tax Proceeding”). Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Representative and Parent further agree, upon request, to use Commercially Reasonable Efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the Shareholders, the Buyer Parties or the Company (including, but not limited to, with respect to the transactions contemplated hereby). Notwithstanding anything herein to the contrary, Parent shall control any Tax Proceeding; provided, however, (i) the Representative, at its sole cost and expense, shall have the right to participate in any Tax Proceeding to the extent it relates to any Pre-Closing Period or the portion of any Straddle Period ending on (and including) the day immediately prior to the Closing Date, and (ii) Parent shall not (nor allow the Company to) settle or otherwise resolve any Tax Proceeding if such settlement or other resolution relates to any Pre-Closing Period or the portion of any Straddle Period ending on (and including) the day immediately prior to the Closing Date without the written consent of the Representative, which will not be unreasonably withheld or delayed.
(e)Amended Tax Returns. No Buyer Party shall (and Parent shall cause the Company not to), without the written consent of the Representative, which will not be unreasonably withheld or delayed, amend any Tax Return for any Straddle Period or taxable period ending on or prior to the day immediately prior to the Closing Date if such amended Tax Returns in the aggregate would have the effect of increasing the Tax liability of the Shareholders or the Company Group or the amount of

Buyer Indemnified Taxes for which the Shareholders are liable to indemnify the Buyer Indemnitees by more than $50,000. To the extent any Buyer Party or the Company Group fails to comply with the foregoing consent requirements, any amounts resulting from any such amended Tax Returns shall not be included as Buyer Indemnified Taxes, and such party shall not be entitled to any recovery for any such amounts hereunder.
(f)Pre-Closing Tax Refunds. Any refund, rebate, abatement, credit or other recovery of, or offset against, the Tax of the Company (including any estimated Taxes) and any interest thereon received from the applicable Taxing Authority (collectively, a “Tax Refund”) received by the Company or any Buyer Party after the Closing Date which is attributable to (i) any amounts for which the Shareholders have made or would be required to make a payment of Buyer Indemnified Taxes or (ii) a Pre-Closing Period or the portion of a Straddle Period ending on (and including) the day immediately prior to the Closing Date and which is not reflected on the Closing Date Statement, net of any reasonable costs or expenses incurred after the Closing Date in procuring such refund or offset, shall be paid to the Representative for the benefit of the Shareholders within five Business Days after receipt by the Company or any Buyer Party of such refund or offset.
(g)Transfer Taxes. The Shareholders, on the one hand, and Buyer Parties, on the other hand, shall each be responsible for 50% of all U.S. federal, state, district and local and non-U.S. transfer, sales, use, stamp, registration or other similar Taxes (the “Transfer Taxes”) resulting from the transactions contemplated by this Agreement or any other Transaction Document. The party responsible under applicable Law for filing any Tax Return with respect to such Transfer Taxes shall duly and timely file, taking into account all allowable extensions, such Tax Return with the appropriate Tax Authority.
6.03. Intentionally Omitted
.
6.04. Employee Benefit Plans
. From and after the Closing, all Continuing Employees shall continue in their existing benefit plans until such time as the Buyer Parties, in their sole discretion, may elect to modify such benefit plans.
6.05. Accounts Receivable
.
(a)Following the Closing, the Buyer Parties (i) shall not provide discounts, set-offs or inducements to account debtors in exchange for discounting any Accounts Receivable, (ii) shall provide to the Representative a monthly aging report in respect of any then unpaid Accounts Receivable, and (iii) shall provide to the Representative any written notice of nonpayment of an Account Receivable received by the Buyer Parties in writing from an account debtor.
(b)Following the Closing, the Buyer Parties shall work in good faith with the Representative to collect any Accounts Receivable that are deemed “uncollectible” and were excluded from Net Working Capital, as finally determined pursuant to Section 2.03. For the avoidance of doubt, the Shareholders are guaranteeing the collectability of any and all Accounts Receivable set forth in the Estimated Closing Date Balance Sheet and/or the Estimated Statement. The parties agree that if a Buyer Party or the Company thereafter collects in cash any Accounts Receivable deemed to be “uncollectible” for purposes of calculating Net Working Capital, the Buyer Parties shall remit any such payment to the Representative within ten Business Days after the date of such collection, less an amount equal to 20% of the collected amount as an administrative fee, which such amount shall be retained by the Buyer Parties;

provided that, the Buyer Parties agree that, upon the request of the Representative, the Buyer Parties shall agree to the assignment of Accounts Receivable deemed “uncollectible” to the Shareholders, such agreement not to be unreasonably withheld by the Buyer Parties, and that any amounts collected following such assignment, regardless of whether such amounts are collected by the Buyer Parties, the Company, Shareholders or Representative, shall not be subject to the administrative fee.
6.06. Publicity
. Except as otherwise required by Applicable Law or the rules of The Nasdaq Global Select Market, no party hereto shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other parties. Notwithstanding the above, each Seller Party acknowledges that Parent, as a publicly-held company, is subject to certain disclosure requirements under federal securities laws. Accordingly, Parent reserves the right to disclose this Agreement and the transactions contemplated hereby, including financial information regarding the Company and the status of negotiations, at any time it decides that such disclosure is appropriate under the federal securities laws or the rules of any stock exchange, provided, however, that Parent shall provide the Company and its counsel a reasonable time to review and comment upon any Current Report on Form 8-K or press release initially announcing the Acquisition prior to any such disclosure. Notwithstanding anything in this Agreement but subject to Section 6.11, the Buyer Parties and their Affiliates shall use their reasonable best efforts to protect the identities of the Representative and the Shareholders (including any Shareholder’s pro rata share of the Total Consideration) from public disclosure, including by redacting such information in accordance with applicable securities laws from Parent’s public disclosures, in each case to the extent not prohibited by Applicable Law without the written consent of the Representative. To the extent that any disclosure of such information is legally compelled or required by a Governmental Entity (including to the U.S. Securities and Exchange Commission or any stock exchange on which Parent is listed), the Buyer Parties shall comply with the provisions of the last sentence of Section 6.11.
6.07. Indemnification
. The Buyer Parties agree that, to the maximum extent permitted by Applicable Laws, all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the Closing Date, an officer or director of the Company shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms. The Buyer Parties agree that they will, after the Closing, provide to those individuals who have served as directors or officers of the Company indemnification equivalent to that provided by the Charter Documents of the Company, with respect to matters occurring on or prior to the Closing (including in connection with the transactions contemplated by this Agreement), for a period of six years from the Closing (or, in the case of matters occurring before the Closing which have not been resolved prior to the sixth anniversary, until such matters are finally resolved); provided that the amount of such indemnification shall not exceed the maximum amounts payable to such directors or officers of the Company under the Company’s directors and officers insurance policy in effect immediately prior to the Closing; and provided further, the Company shall not be required to provide any indemnification to any officer or director if such indemnification would be related to any claim, whether pursuant to this Agreement, the Transaction Documents, or otherwise, brought by the Company against any officer or director of the Company. In the event the Buyer Parties, the Company or any of their respective successors or assigns transfers all or substantially all of its properties and assets to any Person, then, and in either such case, such transferee shall use Commercially Reasonable Efforts to cause the successors and assigns of such Buyer Party or the Company, as the case may be, to assume all of the obligations set forth in this Section 6.07.

6.08. Restrictive Agreements
. As additional consideration for Parent, and as a material inducement for Parent to enter into this Agreement and to consummate the Acquisition, each Person party thereto shall enter into his applicable Restrictive Agreement, with Parent on or before the Closing Date. Each Restrictive Agreement shall require each such Person to agree to certain matters, which may include, as applicable, certain restrictions related to shares of Parent Common Stock issued to such Person pursuant to this Agreement and certain non-competition and non-solicitation provisions as mutually agreed to between Parent and such Person.
6.09. Tail Insurance
. On or after the Closing Date, the Representative, on behalf of the Shareholders, on the one hand, and the Company and the Parent, on the other hand, shall reasonably mutually cooperate to obtain a tail insurance policy for a term of 18 months under the Company’s errors and omissions policy in form and amounts reasonably agreed to by Parent and the Representative. The costs and expense of such policy shall be borne by the Shareholders via an accrued liability on the Closing Date Statement.
6.10. Release
. Effective as of the Closing, each Shareholder (on behalf of himself, herself or itself and its Affiliates) hereby releases each Buyer Indemnitee, from any and all claims, and agrees not to bring or threaten to bring or otherwise join in any claim against any of the Buyer Indemnitees or any of them, relating to, arising out of or in connection with any facts or circumstances relating to the Company which existed on or prior to the Closing Date; provided, however, that the foregoing shall not apply to (i) any rights of such Shareholder arising under this Agreement or any other Transaction Document, (ii) any rights of a Shareholder to payments in respect of such Shareholder’s salary, bonuses, commissions and vacation pay, earned and unpaid in his or her capacity as an employee, (iii) any benefits to which such Shareholder is entitled as of the Closing Date under the Company Benefit Plans, and (iv) any rights to indemnification, insurance or reimbursement provided for in the Company’s Charter Documents, insurance policies or other written indemnification agreements.
6.11. Confidentiality
. From and after the Closing, each Shareholder shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause his, her or its or their respective representatives, employees, consultants, financial advisors, counsel, accountants and other agents to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such information (a) is generally available to and known by the public through no fault of such Shareholder, any of his, her or its Affiliates or their respective representatives; or (b) is acquired by such Shareholder, any of its Affiliates or their respective representatives, employees, consultants, financial advisors, counsel, accountants and other agents from and after the Closing from sources which are not known by the Shareholder to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If such Shareholder or any of his, her or its Affiliates or their respective representatives, employees, consultants, financial advisors, counsel, accountants and other agents are compelled to disclose any information by judicial or administrative process or by other requirements of Applicable Law, to the extent permitted by Applicable Law such Shareholder shall promptly notify the Buyer Parties in writing and shall disclose only that portion of such information which such Shareholder is advised by its counsel in writing is legally required to be disclosed, provided that such Shareholder shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. This Section 6.11 shall in no way prevent a Shareholder from using information to the extent reasonably necessary in order for such Shareholder to litigate (and may disclose solely to the extent reasonably necessary in connection with such litigation of)

any claim against a Buyer Party pursuant to this Agreement or any Transaction Document. From and after the Closing, each Buyer Party shall, and shall cause its Affiliates to hold, and shall use reasonable best efforts to cause their respective representatives, employees, consultants, financial advisors, counsel, accountants and other agents to (i) hold, in confidence the identity and contact information of the Shareholders, and (ii) not use such information for any purpose other than to perform under this Agreement and the other Transaction Documents, in each case subject to the following sentence; provided that the foregoing restrictions and the restrictions contained in Section 6.06 with respect to a Shareholder shall cease to apply if the information with respect to such Shareholder becomes generally available to and known by the public through no fault of a Buyer Party or any of their respective representatives, employees, consultants, financial advisors, counsel, accountants and other agents. To the extent that disclosure of such information becomes legally compelled or required by a Governmental Entity (including to the U.S. Securities and Exchange Commission or any stock exchange on which Parent is listed), the Buyer Parties shall use reasonable best efforts, to the extent not prohibited by Applicable Law, to provide Representative with advance notice of disclosure and an opportunity to review and comment on such disclosure, and Parent shall apply to such requesting Governmental Entity for “confidential treatment” of such information by such Governmental Entity, including a FOIA exemption where legally permissible.
6.12. Post-Closing Obligations
. As soon as practicable following the Closing, but no later than six months following the Closing: (a) the Buyer Parties and Company shall prepare and file the appropriate foreign investment substitutions forms with the competent Governmental Entity in Colombia (Banco de la República) with respect to the transfer to the Buyer. To the extent requested by the Buyer Parties or the Company, each Shareholder shall reasonably cooperate in the preparation and filing of such forms; and (b) the Shareholders shall, or shall cause SENSAS to, file the requisite documents with the competent Governmental Entity in any relevant jurisdiction to either dissolve PSL Technology Corporation de México S. de R.L. de C.V. or change the name to a name wholly distinguishable from “PSL Technology” and provide the Buyer Parties with evidence of such filings.
6.13. Further Assurances
. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement or any other Transaction Document.
6.14. Pro Forma Financial Statements
. The parties acknowledge and mutually agree that the Pro Forma Financial Statements were derived from the Financial Statements and contain adjustments to which the parties mutually agreed.
ARTICLE VII.
AMENDMENT

7.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by Parent, on behalf of the Buyer Parties, and the Representative, on behalf of the Seller Parties.
7.02 Extension; Waiver.. Any agreement on the part of a party hereto to (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein shall be valid only if set forth in a written instrument signed by, as applicable, Parent, on behalf of the Buyer Parties, and the Representative, on behalf of the Seller Parties, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
ARTICLE VII.
INDEMNIFICATION
8.01 Agreement to Indemnify. Following the Closing and subject to the limitations set forth herein,

(a)The Shareholders shall severally and not jointly indemnify, defend and hold harmless the Buyer Parties and the Company (and their respective Affiliates, officers, managers, directors, employees, representatives and agents) (the “Buyer Indemnitees” and, singularly, a “Buyer Indemnitee”) against and in respect of any and all Damages, by reason of or otherwise arising out of:
(i)Buyer Indemnified Taxes;
(ii)any Net Working Capital shortfall determined pursuant to Section 2.03(c) to the extent not paid from the Holdback Amount;
(iii)any claim by a Shareholder or former Shareholder of the Company, or any other Person, against the Company or any of its Affiliates or their respective officers, directors, employees or agents, based upon the calculations and determinations set forth on the Consideration Spreadsheet or any rights of a Shareholder (other than the right of the Shareholders to receive the Total Consideration as set forth on the Consideration Spreadsheet);
(iv)any claim by an employee, former employee, independent contractor or former independent contractor of the Company, or any other Person asserting such claim by or on behalf of the foregoing Persons, based upon (A) such employee’s or former employee’s employment or such independent contractor’s or former independent contractor’s contract with the Company prior to the Closing Date, (B) the termination of employment of current or former employees or current or former independent contractors of the Company prior to the Closing Date, or (C) any severance arrangements or payments to any such employee, former employee, independent contractor or former independent contractor of the Company or any benefit, salary, bonus, commission or other compensation payments made or required to be made to any such employee, former employee, independent contractor or former independent contractor of the Company in connection with such terminations prior to the Closing Date;
(v)any Transaction Expenses which are not paid by the Company at or prior to the Closing or which are not reflected on the Closing Date Statement, including, without limitation, any and all fees, expenses and costs payable to the Representative (or any Affiliate thereof) and Arnold & Porter Kaye Scholer LLP;
(vi)any failure to perform or breach by the Company of any covenant contained in this Agreement (other than covenants to be performed by the Company after the Closing);
(vii)any liabilities, obligations or expenses based upon, resulting from or arising with respect to the Restructuring Transaction or the Restructured Business, whether existing or arising before or after the Closing; and

(viii)the matters set forth on Schedule 8.01(a)(viii); and
(ix)any breach by the Company of any representation or warranty contained in this Agreement.
(b)The Shareholders shall severally and not jointly indemnify, defend and hold harmless the Buyer Indemnitees against and in respect of any and all Damages, by reason of or otherwise arising out of:
(i)any failure to perform or breach by a Shareholder (solely with respect to such Shareholder) of any covenant contained in this Agreement; and
(ii)any breach by a Shareholder of any representation or warranty made by such Shareholder in this Agreement.
(c)Notwithstanding the foregoing, the Buyer Indemnitees will not be entitled to indemnification pursuant to Section 8.01(a) or Section 8.01(b) unless the aggregate amount of all Damages for which indemnification is sought under Section 8.01(a) and Section 8.01(b) by the Buyer Indemnitees exceeds $350,000 (the “Buyer Indemnification Basket”), in which case the Buyer Indemnitees will be entitled to indemnification for the full amount of such Damages; provided, further, that the Buyer Indemnification Basket shall not apply to any claim for indemnification based on (A) Sections 8.01(a)(i) through (viii) or Section 8.01(b)(i) or (B) Sections 8.01(a)(ix) or Section 8.01(b)(ii) to the extent such claim relates to a breach of representation or warranty under Section 3.01 (Organization; Qualification), Section 3.02 (Capital Structure), Section 3.03 (Authority and Due Execution), Section 3.09 (Accounts Receivable), Section 3.12 (Taxes), Section 3.13 (Employee Benefit Plans), Section 3.14 (Employment Matters), Section 3.22 (Brokers’ and Finders’ Fees), Section 3.25 (Environmental Matters), Section 4.01 (Organization), Section 4.02 (Capital Stock) and Section 4.03 (Authority and Due Execution) (such claims collectively, the “Shareholder Carved-Out Liabilities”).
(d)The Buyer Parties shall jointly and severally indemnify, defend and hold harmless the Shareholders (and their respective Affiliates, officers, managers, directors, employees, representatives and agents) (the “Shareholder Indemnitees” and, singularly, a “Shareholder Indemnitee”) against and in respect of any and all Damages, by reason of or otherwise arising out of:
(i)any breach by a Buyer Party of any covenant contained in this Agreement;
(ii)any failure to perform or breach of the covenants contained in Section 6.12 by the Company after the Closing; or
(iii)any breach by a Buyer Party of any representation or warranty contained in this Agreement;
provided, that, the Shareholder Indemnitees will not be entitled to indemnification pursuant to this Section 8.01(d) unless the aggregate amount of all Damages for which indemnification is sought by the Shareholder Indemnitees exceeds $350,000 (the “Shareholder Indemnification Basket”), in which case the Shareholder Indemnitees will be entitled to indemnification for the full amount of such Damages; provided, further, that the Shareholder Indemnification Basket will not apply to any claim for indemnification based on item (i) through (ii) above (the “Buyer Carved-Out Liabilities”).
8.02. Survival of Indemnity

.
(a)In the case of a claim based upon the inaccuracy or breach of a representation or warranty contained in Section 3.12 (Taxes); Section 3.13 (Employee Benefit Plans); Section 3.22 (Brokers’ and Finders’ Fees); Section 3.25 (Environmental Matters), or Section 5.06 (Brokers’ and Finders’ Fees), the claim shall survive for a period of time equal to six months after the expiration of the applicable statute of limitations.
(b)In the case of a claim based upon the inaccuracy or breach of a representation or warranty contained in Section 3.01 (Organization; Qualification); Section 3.02 (Capital Structure); Section 3.03 (Authority and Due Execution); Section 3.21 (Transactions with Related Parties); Section 4.01 (Organization); Section 4.02 (Capital Stock); Section 4.03 (Authority and Due Execution); Section 5.01 (Organization, Standing and Power); or Section 5.02 (Authority), the claim shall survive indefinitely.
(c)In the case of a claim based upon the inaccuracy or breach of all other representations or warranties, other than those described in Section 8.02(a) or Section 8.02(b), the claim shall survive the Closing for a period of 18 months after the Closing.
(d)In the case of a claim based upon any failure of the Shareholders to pay, perform or discharge the Shareholder Carved-Out Liabilities set forth in Section 8.01(a)(ii) or Section 8.01(a)(v), the claim shall survive the Closing for a period of 18 months after the Closing.
(e)In the case of a claim based upon any failure of the Shareholders to pay, perform or discharge the Shareholder Carved-Out Liabilities set forth in Section 8.01(a)(i), Section 8.01(a)(iv), Section 8.01(a)(vi), Section 8.01(a)(vii) and Section 8.01(a)(viii) or any failure of Shareholders under Section 8.01(a)(vi), the claim shall survive for a period of time equal to six months after the expiration of the applicable statute of limitations; provided, however, that with respect to item 2 of Schedule 8.01(a)(viii), the claim shall survive for the applicable statute of limitations in the jurisdiction of the prior owned entity.
(f)Except as noted in Sections 8.02(a), (b), (c), (d) and (e), in the case of a claim based upon (i) any failure of the Shareholders to pay, perform or discharge any Shareholder Carved-Out Liabilities, or (ii) any failure of Parent to pay, perform or discharge any Buyer Carved-Out Liabilities, in each such case the obligations of the applicable Indemnifying Party pursuant to Section 8.01, the claim shall survive indefinitely.
(g)Any claims for indemnification in accordance with this Article VIII with respect to Damages resulting from any representation, warranty or covenant must be made (and will be null and void unless made) prior to the end of the applicable survival period. Upon expiration of such period, no Indemnifying Party shall have any liability for Damages under such indemnification obligations unless it has received written notice from an Indemnified Party claiming indemnification prior to the expiration of the applicable period as required.
8.03. Additional Provisions
.
(a)Limitations on Indemnified Amounts of the Shareholders.
(i)In no event shall the aggregate indemnity obligations of the Shareholders for a breach of any representation or warranty under Section 8.01(a)(ix), except with respect to indemnity obligations with respect to the Shareholder Carved-Out Liabilities other than a claim based upon the inaccuracy or breach of a representation or warranty contained in Section 3.09 (Accounts Receivable), exceed 25% of the Total Consideration. In no event shall the aggregate indemnity obligations of the Shareholders with respect to the Shareholder Carved Out Liabilities (other than claims under Section 8.01(a)(i), 8.01(a)(iii) or 8.01(a)(vii)) exceed 80% of the Total Consideration.
(ii)Other than claims under Section 8.01(a)(i), 8.01(a)(iii) or 8.01(a)(vii), in no event shall the aggregate indemnity obligations of the Shareholders under Article VIII exceed the Total Consideration paid to the Shareholders. Further, in no event shall the aggregate indemnity obligations of a Shareholder under Article VIII (other than claims under Section 8.01(a)(i), 8.01(a)(iii) or 8.01(a)(vii)) exceed the Shareholder Percentage of such Shareholder multiplied by the Total Consideration paid by the Buyer Parties; to the extent Damages under Section 8.01(a)(i), 8.01(a)(iii) or 8.01(a)(vii) are satisfied by the Shareholders, such Damages shall be payable by the Shareholders pro rata, based on each such Shareholder’s Shareholder Percentage.

(iii)The liability of the Shareholders for indemnification under this Article VIII by reason of or arising out of any breach by the Company or the Shareholders of any representation, warranty or covenant shall not be modified, waived or diminished by any examination or investigation conducted by Parent of the books, records or operations of the Company.

(b)Limitations on Indemnified Amounts of Buyer Parties. In no event shall Buyer Parties’ aggregate indemnity obligations for a breach of any representation or warranty under Section 8.01(d)(iii) exceed 25% of the Total Consideration. In no event shall Buyer Parties’ aggregate indemnity obligations under Section 8.01(d)(i) and 8.01(d)(ii) exceed 80% of the Total Consideration The liability of the Buyer Parties for indemnification under this Article VIII by reason of or arising out of any breach by a Buyer Party of any representation, warranty or covenant shall not be modified, waived or diminished by any examination or investigation conducted by the Company or the Shareholders of the books, records or operations of the Buyer Parties.
(c)Satisfaction of Indemnification Obligations. The Buyer Parties agree that all indemnifiable Damages payable by the Shareholders shall be satisfied as follows:
(i)First, against the Holdback Amount;
(ii)Second, from cash held in the Escrow Account;

(iii)Third, from stock held in the Escrow Account, with any such Damages payable in whole (not fractional) shares of Parent Common Stock, rounded to the nearest whole number of shares;
(iv)Fourth, against the Earnout Payments, if any, that would otherwise be due to the Shareholders pursuant to Section 2.02(c); and

(v)Fifth, against the Shareholders, pro rata, based on each such Shareholder’s Shareholder Percentage, subject to the provisions and limitations of this Article VIII.

(d)Fraud. Notwithstanding any other provision hereof, nothing in this Article VIII (including the provisions of paragraphs (a), (b) or (c) of this Section 8.03) or otherwise shall limit, in any manner, any remedy at law or equity, to which any party may be entitled as a result of Fraud or Other Fraud, except that:

(i)to the extent Damages under this Section 8.03(d) are satisfied by the Shareholders, such Damages shall be payable by the Shareholders pro rata, based on each such Shareholder’s Shareholder Percentage;

(ii)in the case of a claim of Fraud by any Indemnifying Party, the claim shall survive indefinitely (where “Fraud” means a false representation or warranty under Article III, Article IV, Article V or Section 6.01(a) of this Agreement that is made or done by any party to this Agreement intentionally and knowingly and with the intent to deceive, and that is relied upon by another party to this Agreement); and

(iii)in the case of any claim of fraud by any Indemnifying Party or its employees, officers or directors that could not be brought under Section 8.03(d)(ii) (such claims of fraud, “Other Fraud”), the claim shall survive the Closing for a period of 36 months after the Closing.

(e)Exclusivity of Remedy. Following the Closing, except in respect of claims based upon Fraud or Other Fraud, the indemnification accorded by this Article VIII shall be the sole and exclusive remedy of the parties indemnified under this Article VIII in respect of any misrepresentation or inaccuracy in, or breach of, any representation or warranty made in this Agreement or in any document or certificate delivered pursuant hereto or the transactions contemplated by this Agreement. In the event of any breach or failure in performance after the Closing of any covenant or agreement, a non-breaching party shall also be entitled to seek specific performance, injunctive or other equitable relief against such breaching party.
(f)Subrogation. Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article VIII, an Indemnifying Party shall be subrogated, to the extent of such payment, to any rights that the Indemnified Party may have against any other Persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party may have.
(g)Mitigation; Insurance Proceeds.
i.Each Indemnified Party shall use Commercially Reasonable Efforts to mitigate all Damages after becoming aware of any event which could reasonably be expected to, or does, give rise to any Damages that are indemnifiable or recoverable hereunder or in connection herewith.

ii.The amount of any Damages subject to indemnification hereunder or of any claim therefor shall be calculated net of (x) any amounts actually recovered by an Indemnified Party pursuant to any indemnification by or indemnification agreement with any unaffiliated third party (net of all direct collection expenses), and (y) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Damages (net of all direct collection expenses including any insurance premium increases directly related to such Damages) actually received by an Indemnified Party on account of such Damages (each such source described in clauses (x) and (y), a “Collateral Source”). In the event that a recovery from a Collateral Source is made by an Indemnified Party with respect to any Damages for which any such Indemnified Party has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (net of all direct collection expenses) shall be made promptly to the applicable Indemnifying Party.

(h)Total Consideration Adjustments. For all Tax purposes, amounts paid to or on behalf of any party as indemnification under this Agreement shall be treated as adjustments to the Total Consideration unless otherwise required by applicable Law.
(i)Escrow Release. In accordance with the Escrow Agreement, the parties hereto agree that any amounts remaining in the Escrow Account shall be released as follows: (i) on the first anniversary of the Closing, an amount equal to: (A) the total Escrowed Consideration, less (B) $1,500,000 in Parent Common Stock based on the Parent Stock Per Share Price as of such release date (provided that if, as of such anniversary, there is less than $1,500,000 in Parent Common Stock remaining in the Escrow Account that is not subject to claims properly and timely asserted under this Agreement that have not previously been resolved or satisfied in accordance with the Agreement and the Escrow Agreement, then an amount of cash equal to such shortfall; and (ii) fully released on the third anniversary of the Closing, less the aggregate amount of all claims that are properly and timely asserted under this Agreement but have not previously been resolved or satisfied in accordance with this Agreement and the Escrow Agreement as of the third anniversary of the Closing. The parties hereto agree that any amounts remaining in the Escrow Account after the release on the third anniversary of the Closing shall be released upon resolution or satisfaction of each applicable claim in accordance with the Agreement and Escrow Agreement. Each party hereto agrees that any joint written instruction that shall be delivered to the Escrow Agent shall be executed by each such party (as applicable) no later than ten Business Days after the applicable required date.
8.04. Claim Notice; Definitions; Third Party Claim Procedures
.
(a)Claim Notice. An Indemnified Party shall give each Indemnifying Party from whom indemnification is sought prompt written notice (a “Claim Notice”) of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base the claim for indemnification under this Article VIII, which shall contain (i) a reasonably detailed description of the circumstances and a good faith estimate of the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party believes in good faith that it is entitled to indemnification under this Article VIII for such Damages, and (iii) a demand for payment, provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially and actually prejudiced by such failure. The Buyer Parties, the Seller Parties and Representative agree that the procedures set forth in the Escrow Agreement with respect to Claim Notices and responses thereto shall govern all claims made against the Escrow Account.
(b)Third Party Claim Procedures. With respect to a Third Party Claim, other than a Third Party Claim regarding Taxes, which are governed by Section 6.02(d), the Indemnifying Party shall have a reasonable opportunity to conduct an investigation into the facts and circumstances of such Third Party Claim, and during the pendency of such investigation, the Indemnifying Party will have the right, at its own cost and expense, to participate (but not appear on the record) in the defense of such Third Party Claim with counsel of its choice subject to the Indemnified Party’s right to control the defense thereof. Before, during or following such investigation, the Indemnifying Party shall have the right to defend the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party acknowledges in writing to the Indemnified Party and without qualification (or reservation of rights) its indemnification obligations as provided in this Section 8.04(b), (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money Damages and does not seek an injunction or other equitable relief, and (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefore if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to cure any failure to diligently contest, defend, litigate and settle the Third Party Claim as provided herein within 15 days of receiving notice thereof from the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall have no right to cure if: (A) the Indemnifying Party has previously received notice of any failure to diligently contest, defend, litigate or settle the Third Party Claim hereunder; or (B) the 15-day cure period would prejudice the interests of the Indemnified Party with respect to the Third Party Claim. So long as the Indemnifying Party has elected to exercise, and has not lost, its right to defend, litigate and settle and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the right, upon receiving the prior written approval of the Indemnified Party (which shall not be unreasonably withheld or delayed unless such settlement does not fulfill the conditions set forth in the following sentence and which shall be deemed automatically given if a response has not been received within the 30-day period following receipt of the proposed settlement by the Indemnified Party), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable. Notwithstanding anything to the contrary herein contained, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party or Indemnifying Party (as the case may be) that is not controlling the defense and/or settlement of the Third Party Claim (the “Non-Control Party”) shall be required by an Indemnifying Party or Indemnified Party controlling the litigation to (and no such party shall) (1) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Non-Control Party of a release from all liability in respect of such claim or litigation, (2) enter into any settlement that attributes by its terms liability to the Non-Control Party or which may otherwise have a materially adverse effect on the Indemnified Party’s business, or (3) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. All expenses (including reasonable attorneys’ fees) incurred by the Indemnified Party in connection with the foregoing shall be paid by the Indemnifying Party. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Section 8.04(b) shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 8.04(b), or if, in accordance with the foregoing, the Indemnifying Party does not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least 20 days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 8.04(b), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as provided herein, the Indemnified Party shall be reimbursed by the Indemnifying Party for the Damages that constitute reasonable attorneys’ fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys’ fees and other expenses. The Indemnified Party or the Indemnifying Party, as the case may be, shall furnish such information in reasonable detail as it may have with respect to a Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) to the other party if such other party is assuming defense of such claim, and make available all records and other similar materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the defending party in the defense of such Third Party Claim.
8.05. Non-Duplication of Recovery
. Notwithstanding that any Indemnified Party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement in respect to any fact, event, condition or circumstance, no Person shall be entitled to recover the amount of any Damages suffered by such Person more than once under both this Agreement and any other Transaction Documents contemplated by this Agreement in respect of such fact, event, condition or circumstance. For the avoidance of doubt, if and to the extent the Closing Date Statement (i) excludes any amount of Accounts Receivable in the Net Working Capital calculation due to such Accounts Receivable being deemed uncollectible in accordance with this Agreement, or (ii) accounts for any liability, such amount of Accounts Receivable or liability (including through the establishment of a reserve therefor) shall not also be Damages pursuant to Article VIII so as to avoid “double recovery” against the Shareholders.

ARTICLE IX.
REPRESENTATIVE
9.01. Authorization of the Representative The Representative hereby is appointed, authorized and empowered to act as the agent (mandatario) of the Shareholders in connection with, and to facilitate the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents, and in connection with the activities to be performed on behalf of the Shareholders under this Agreement and the Escrow Agreement, for the purposes and with the powers and authority hereinafter set forth in this Article IX and in the Escrow Agreement, which shall include the full power and authority:

(a)to execute and deliver the Escrow Agreement (with such modifications or changes thereto as to which the Representative, in his reasonable discretion, shall have consented to) and to agree to such amendments or modifications thereto as the Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the matters set forth in Article VIII and this Article IX;
(b)to take such actions and to execute and deliver such amendments, modifications, waivers and consents in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby as the Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement and the other Transaction Documents;
(c)as the Representative of the Shareholders, to enforce and protect the rights and interests of the Shareholders and to enforce and protect the rights and interests of the Representative arising out of or under or in any manner relating to this Agreement, the Escrow Agreement and each other

Transaction Document and, in connection therewith, to (i) resolve all questions, disputes, conflicts and controversies concerning (A) the determination of any amounts pursuant to Article II and (B) indemnification claims pursuant to Article VIII; (ii) employ such agents, consultants and professionals, to delegate authority to his agents, to take such actions and to execute such documents on behalf of the Shareholders in connection with Article II and Article VIII and the Escrow Agreement as the Representative, in his reasonable discretion, deems to be in the best interest of the Shareholders; (iii) assert or institute any claim, action, proceeding or investigation; (iv) investigate, defend, contest or litigate any claim, action, proceeding or investigation initiated by Parent, or any other Person, against the Representative and/or the Escrow Account, and receive process on behalf of any or all Shareholders in any such claim, action, proceeding or investigation and compromise or settle on such terms as the Representative shall determine to be appropriate, give receipts, releases and discharges on behalf of all of the Shareholders with respect to any such claim, action, proceeding or investigation; (v) file any proofs, debts, claims and petitions as the Representative may deem advisable or necessary; (vi) settle or compromise any claims asserted under Article II or Article VIII or under the Escrow Agreement; (vii) assume, on behalf of all of Shareholders, the defense of any claim that is the basis of any claim asserted under Article II or Article VIII or under the Escrow Agreement; and (viii) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing claims, actions, proceedings or investigations, it being understood that the Representative shall not have any obligation to take any such actions, and shall not have liability for any failure to take any such action;
(d)to enforce payment from the Escrow Account and of any other amounts payable to Shareholders, in each case on behalf of Shareholders, in the name of the Representative;
(e)to authorize and cause to be paid out of the Escrow Account the full amount of any indemnification claims in favor of any Buyer Indemnitee pursuant to Article VIII and also any other amounts to be paid out of the Escrow Account pursuant to this Agreement and the Escrow Agreement;
(f)to cause to be paid from the Escrow Account to the Shareholders in accordance with Article VIII any Escrow Distributions;
(g)to waive or refrain from enforcing any right of any Shareholder and/or of the Representative arising out of or under or in any manner relating to this Agreement, the Escrow Agreement or any other Transaction Document; and
(h)to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Representative, in his sole and absolute direction, may consider necessary or proper or convenient in connection with or to carry out the activities described in paragraphs (a) through (g) above and the transactions contemplated by this Agreement, the Escrow Agreement and the other Transaction Documents. The Buyer Parties shall be entitled to rely exclusively upon the communications of the Representative relating to the foregoing as the communications of the Shareholders. No Buyer Party shall be held liable or accountable in any manner for any act or omission of the Representative in such capacity. The grant of authority provided for in this Section 9.01 (i) is coupled with an interest and is being granted, in part, as an inducement to the Seller Parties, Buyer Parties and the Representative to enter into this Agreement and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Shareholders and shall be binding on any successor thereto, and (ii) shall survive any distribution from the Escrow Account.
9.02. Compensation; Exculpation; Indemnity

.
(a)The Representative shall not be entitled to any fee, commission or other compensation for the performance of his service hereunder. Notwithstanding the foregoing, at the Closing, the Buyer Parties will wire to the Representative an amount of $100,000 (the “Expense Fund”), which will be used for the purposes of paying directly, or reimbursing Representative for, any third party expenses pursuant to this Agreement and the Transaction Documents ancillary hereto. The Shareholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Representative any ownership right that they may otherwise have had in any such interest or earnings. The Representative will not be liable for any loss of principal of the Expense Fund other than as a result of his gross negligence or willful misconduct. The Representative will hold these funds separate from his funds, will not use these funds for his operating expenses or any other corporate purposes and will not voluntarily make these funds available to his creditors in the event of bankruptcy. As soon as practicable following the completion of the Representative’s responsibilities, the Representative shall disburse any remaining balance of the Expense Fund to the Shareholders, based on such Shareholders’ respective Shareholder Percentage; and none of the Buyer Parties, the Company nor any of their post-Closing Affiliates shall be liable for any losses to any Person, including any Seller for any inaccuracy, error or omission in such disbursement. For tax purposes, the Expense Fund shall be treated as having been received and voluntarily set aside by the Shareholders at the time of Closing. The Representative is not acting as a withholding agent or in any similar capacity in connection with the distribution of the Expense Fund and is not responsible for any tax reporting or withholding with respect thereto.
(b)In dealing with this Agreement, the Escrow Agreement and any instruments, agreements or documents related thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Representative hereunder or thereunder, (i) the Representative shall not assume any, and shall incur no, responsibility whatsoever to any Shareholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, the Escrow Agreement or any other Transaction Document, unless by the Representative’s gross negligence or willful misconduct, and (ii) the Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Representative pursuant to such advice shall in no event subject the Representative to liability to any Shareholder unless by the Representative’s gross negligence or willful misconduct. Except as set forth in the previous sentence, notwithstanding anything to the contrary contained herein, the Representative, in his role as Representative, shall have no liability whatsoever to the Seller Parties, the Buyer Parties or any other Person.
(c)Each Shareholder, severally, shall indemnify the Representative up to, but not exceeding, an amount equal to the aggregate portion of the amounts received by such Person under Article II of this Agreement, which indemnification shall be paid by such Shareholders pro rata in accordance with the portion of the aggregate amounts received by such Person under Article II of this Agreement, against all damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against it, of any nature whatsoever, arising out of or in connection with any claim or in connection with any appeal thereof, relating to the acts or omissions of the Representative hereunder, under the Escrow Agreement or otherwise, except for such damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against the Representative that arise from the Representative’s gross negligence or willful misconduct, including the willful breach of this Agreement or the Escrow Agreement. The foregoing indemnification shall not be deemed exclusive of any other right to which the Representative may be entitled apart from the provisions hereof. In the event of any indemnification under this Section 9.02(c), each Shareholder shall promptly deliver to the Representative full payment of his, her or its ratable share of such indemnification claim, and if not paid directly to the Representative by the Shareholders, any such Representative losses may be recovered by the Representative from (i) the funds in the Expense Fund and (ii) from any other amounts of cash or shares that may become payable to the Shareholders in connection with this Agreement at such time as any such amounts would otherwise be distributable to the Shareholders; provided, that while this Section 9.02(c) allows the Representative to be paid from the aforementioned sources, this does not relieve the Shareholders from their obligation to promptly pay such Representative losses as they are suffered or incurred, nor does it prevent the Representative from seeking any remedies available to it at law or otherwise. In no event will the Representative be required to advance his own funds on behalf of the Shareholders or otherwise.
(d)All of the indemnities, immunities and powers granted to the Representative under this Agreement shall survive the Closing and/or any termination of this Agreement and the Escrow Agreement.
ARTICLE X
GENERAL PROVISIONS
10.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation from recipient); (b) when received by the addressee if sent by an internationally recognized courier (receipt requested); or (c) on the date sent by e-mail (with confirmation of transmission) if sent during the normal business hours of recipient, and on the next Business Day of recipient if sent after normal business hours of recipient, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to a Buyer Party, to:
Perficient, Inc.
555 Maryville University Drive, Suite 600
St. Louis, Missouri 63141
Attn: Paul E. Martin, Chief Financial Officer
Phone: 314.529.3600
E-mail: paul.martin@perficient.com
with a copy (which shall not constitute notice) to:
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Attention: Michele C. Kloeppel
Phone: 314.552.6170
E-mail: mkloeppel@thompsoncoburn.com
(b) if to a Seller Party, to:
[***]

with a copy (which shall not constitute notice) to:
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019
Phone: 212.836.7477
Email: Robert.Azarow@arnoldporter.com
10.02. Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All references to “dollars” or “$” herein shall mean U.S. dollars and all payments made under this Agreement shall be in U.S. dollars.
10.03. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Furthermore, this Agreement may be executed by the electronic or facsimile signature of any party hereto; it being agreed that the electronic or facsimile signature of any party hereto shall be deemed an ink-signed original for all purposes. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
10.04 Entire Agreement. This Agreement (including the other Transaction Documents and all other documents and the instruments delivered pursuant hereto or otherwise referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
10.05. Governing Law; Dispute Resolution
.
(a)This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof.
(b)Any controversy or claim arising out of relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute

Resolution (the “Centre”) in accordance with its International Arbitration Rules (the “Arbitration Rules”).
(c)The number of arbitrators shall be three. Parent on behalf of the Buyer Parties, on one side, and the Representative on behalf of the Shareholders, on the other side, shall choose its respective arbitrator, according to the Arbitration Rules, and the arbitrators appointed by the parties shall jointly appoint a third arbitrator. In case there is no consent regarding the nomination of the presiding arbitrator within the term stipulated in the Arbitration Rules, such appointment shall be made by the Centre.
(d) The arbitration shall be held in St. Louis, Missouri, United States of America. If the parties or the arbitrators, however, deem necessary the practice of acts (such as taking of evidence or, conduction of hearings, etc.) in a different place than the seat of arbitration, the arbitrators shall determine, with justification, the practice of acts in other locations. The arbitration award shall be definitive and shall bind the parties, their successors and assignees. The parties expressly waive any type of appeal against the arbitration award. The arbitration shall be based on the provision of the law, considering that the arbitrators may not render a decision based on equity. The arbitration shall be held, and the award rendered, in English.
(e)All the arbitrators’ fees and arbitration costs shall be borne as allocated by the arbitrators.
(f)Any of the parties is entitled to file with the competent judicial authority any injunction or preliminary relief needed. Such filing shall not affect the existence, validity and effectiveness of the arbitration agreement, nor will it represent any waiver of the arbitration and the enforceability of the arbitral awards. Notwithstanding the foregoing, the merits of the dispute shall be the full and exclusive competence of the arbitrators. Once the arbitrators are appointed, they shall have the power to maintain, terminate, modify or extend the contents of the injunction of preliminary relief granted.
(g)Unless the parties expressly agree in writing stating otherwise and unless required by the governing law, the parties, their respective representatives, the witnesses, experts, technical assistants, secretaries of the Centre and the arbitrators undertake, as general principle, to keep confidential the existence, content and all the reports and awards pertinent to the arbitration procedure, along with all material used therein and created for the purposes pertinent to it, as well as other documents produced by the other party during the arbitration procedure which in other way are not of public domain.
(h) For the measures provided in Section 10.05(e), for any action brought to compel submission of a controversy related to this Agreement to arbitration, for the enforcement of any decisions of the arbitrators and for the enforcement of the arbitration award, the parties elect the venue of the U.S. federal district court for the Eastern District of Missouri as the only one competent, waiving any others, as special or privileged as they may be.
10.06. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
10.07 Expenses; Costs and Attorneys’ Fees Each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided that if any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the parties agree that the arbitrator shall have the authority to require that a party pay a greater share of costs and expenses if the arbitrator determines that action, suit, or other proceeding was frivolous or brought in bad faith.
10.08. Assignment Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, any Buyer Party may assign this Agreement and its rights, interests and obligation hereunder, to any party that acquires substantially all of the assets of such Buyer Party and expressly assumes all the obligations, duties and liabilities of such Buyer Party set forth in this Agreement, and provided, further, such Buyer Party shall remain primarily responsible for performance of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments delivered pursuant hereto or otherwise referred to herein) is not intended to, and shall not, confer upon any Person other than the parties hereto and the Shareholders any rights or remedies hereunder.
10.09. No Third Party Beneficiaries Except as otherwise provided in this Agreement, it is for the sole benefit of the parties hereto and their respective successors and permitted assignees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
10.10. Retention of Counsel In any dispute or proceeding arising under or in connection with this Agreement, Shareholders and Representative shall have the right, at their election, to retain Arnold & Porter Kaye Scholer LLP to represent them in such matter, and the Buyer Entities, for themselves and the Company and for their and such Persons’ respective successors and assigns, hereby irrevocably waives and consents to any such representation in any such matter and the communication by such counsel to Shareholders and Representative in connection with any such representation of any fact known to such counsel arising by reason of such counsel’s prior representation of the Company. Each Buyer Party, for itself and the Company, and for its and such respective Persons’ Affiliates, successors and assigns, irrevocably acknowledges and agrees that (a) all communications between or among the Company, Shareholders, the Representative and counsel, including Arnold & Porter Kaye Scholer LLP made in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or proceeding arising under or in connection with, this Agreement that, immediately prior to the Closing, would be deemed to be privileged communications of any of the Company and their counsel and would not be subject to disclosure to the Buyer Parties in connection with any process relating to a dispute arising under or in connection with, this Agreement, shall survive, continue and remain in effect after the Closing and for all purposes be deemed to be privileged communications between Shareholders and such counsel, (b) neither Buyer Party nor any Person purporting to act on behalf of or through the Buyer Parties may use or rely on any such privileged communications in any action or claim against or involving any of the parties hereto after the Closing, and (c) neither Buyer Party nor any Person purporting to act on behalf of or through a Buyer Party shall seek to obtain any such privileged communications by any process on the grounds that the privilege attaching to such communications belongs to the Company and not the Shareholders.
10.11. Shareholder Approval By executing this Agreement, each Shareholder hereby approves, by written consent, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby and hereby expressly waives any preemptive or similar rights contained in the Charter Documents or under Applicable Law with respect to the Company Shares.

[Signature Page Follows.]

        IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

PARENT:

Perficient, Inc.

By:  /s/ Paul E. Martin
Name: Paul E. Martin
Title: Chief Financial Officer

BUYER:

Perficient UK Limited

By:  /s/ Paul E. Martin
Name: Paul E. Martin
Title: Director

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

COMPANY:
Productora de Software S.A.S.

By:  /s/ Jorge Aramburo Siegert
Name: Jorge Aramburo Siegert
Title: Legal Representative

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

REPRESENTATIVE:

        /s/ [***]
[***]

SHAREHOLDERS:

        /s/ [***]
[***]

        /s/ [***]
[***]

        /s/ [***]
[***]

        /s/ [***]
[***]

        /s/ [***]
[***]

[***]

By:  /s/ [***]
Name: [***]
Title: For and on behalf of [***],
the sole director

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: For and on behalf of [***],
the sole director

        /s/ [***]
[***]

        /s/ [***]
[***]

        /s/ [***]
[***]
as guardian of [***]

        /s/ [***]
[***]

        /s/ [***]
[***]

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

Signature Page to Stock Purchase Agreement

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SHAREHOLDERS:

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

[***]

By:  /s/ [***]
Name: [***]
Title: Legal Representative

Signature Page to Stock Purchase Agreement